UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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ROGERS CORPORATION

(Name of Registrant as Specified In Its Charter)

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2026 Proxy Statement
Annual Meeting of Shareholders
to be held on May 6, 2026, virtually at www.virtualshareholdermeeting.com/ROG2026

Dear Shareholder:
It is my pleasure to invite you to attend the Company’s 2026 Annual Meeting of Shareholders. The meeting will be held on May 6, 2026, at 11:30 a.m. Eastern Daylight Time, virtually via webcast at: www.virtualshareholdermeeting.com/ROG2026, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.
We welcome this opportunity to have a dialogue with our shareholders and look forward to your comments and questions.
Your vote is important. Please vote your proxy promptly so your shares can be represented. Your proxy card includes specific instructions on how to vote.
If you wish to vote during the meeting, please refer to the section of the Proxy Statement entitled “Annual Meeting Information” for specific instructions.
I look forward to the Annual Meeting on May 6th.
Sincerely,

Armand F. Lauzon, Jr.
Chair of the Board of Directors

Rogers Corporation
Notice of 2026 Annual Meeting of Shareholders

Date:	May 6, 2026
Time:	11:30 a.m. Eastern Daylight Time
Location:	Virtually via webcast at: www.virtualshareholdermeeting.com/ROG2026
Record Date:	February 25, 2026. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Items of business:
1.
To elect nine directors to serve until the next annual meeting;
2.
To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2026;
3.
To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;
4.
To approve the Rogers Corporation 2026 Employee Stock Purchase Plan; and
5.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders as of the Record Date and properly appointed proxy holders may attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) over the Internet at www.virtualshareholdermeeting.com/ROG2026. Shareholders who attend virtually must have access to the control number we have provided to you to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, will be made available at https://materials.proxyvote.com/775133. Shareholders of record will be verified against an official list available electronically at the Annual Meeting. Rogers Corporation (the “Company”) reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date (or demonstrate that the person holds a valid proxy from a shareholder as of the Record Date).
THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, AND 4.
Your vote is important. Regardless of whether you plan to attend the virtual Annual Meeting, please promptly vote electronically over the Internet, by telephone, by returning your completed proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail), or, if your shares are held in a street name, by returning your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised. This proxy is solicited by the Board of Directors of Rogers Corporation.
By order of the Board of Directors:

Jessica A. Morton
Senior Vice President, General Counsel & Corporate Secretary
2225 W. Chandler Blvd.
Chandler, AZ 85224
March 24, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2026: this proxy statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, are available at https://materials.proxyvote.com/775133.
This proxy statement and form of proxy were first sent to security holders on or about March 24, 2026.

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareholders

Date:	May 6, 2026
Time:	11:30 a.m. Eastern Daylight Time
Location:	Virtually via webcast at: www.virtualshareholdermeeting.com/ROG2026
Record Date:	February 25, 2026
Voting:	Shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda:
•	Election of nine directors
•	Ratification of PwC as our independent auditor for 2026
•	Advisory vote on named executive officer compensation
•	To approve the Rogers Corporation 2026 Employee Stock Purchase Plan
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof
Voting Matters and Vote Recommendation

Matter	Board vote recommendation	Page Reference
Election of directors	FOR each director nominee	Pages 8-11
Ratification of PwC as our independent auditor for 2026	FOR	Pages 17-18
Advisory vote on named executive officer compensation	FOR	Page 19
Approval of the Company’s 2026 Employee Stock Purchase Plan	FOR	Page 45

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Our Director Nominees
The following table provides summary information about each director nominee. Each director is elected annually by the affirmative vote of the holders of a plurality of the votes cast. Our Board, however, has adopted a majority vote policy, under which, in an uncontested election, any director nominee for whom the number of votes “withheld” exceeds the number of votes “for” the nominee must submit his or her resignation for consideration by our Nominating, Governance & Sustainability Committee and our Board.

Name	Age	Director Since	Principal Occupation	Directorships	Independence
Larry L. Berger	65	2023	Retired Executive Vice President and CTO of Ecolab, Inc.
Brett A. Cope(1)	57		CEO of Powell Industries, Inc.	Powell Industries, Inc.
Donna M. Costello	53	2024	Retired CFO of C&D Technologies, Inc.	CTS Corporation; Neenah, Inc. (2019-2022); Horizon Global Corporation (2021-2023)
Megan Faust	52	2020	Executive Vice President and CFO of Amkor Technology, Inc.
Armand F. Lauzon, Jr.	69	2023	Retired President, CEO and director of C&D Technologies, Inc.	Zekelman Industries Inc.; Northwest Hardwoods Inc.; GCP Applied Technologies Inc. (2020-2022)
Woon Keat Moh	52	2025	Senior Vice President and President of the Color, Additives & Inks global business segment at Avient Corporation
Jeffrey J. Owens	71	2017	Retired Executive Vice President and CTO of Delphi Automotive PLC	indie Semiconductor; Cypress Semiconductor Corporation (2017-2020)
Anne K. Roby	61	2023	Retired Executive Vice President of Linde plc.	AMG Critical Materials N.V.; Northwell Health; CMC Materials, Inc. (2021-2022)
Eric H. Starkloff(1)	51		Retired CEO of National Instruments Corporation	Ezurio LLC
(1)	Messrs. Cope and Starkloff were introduced to our Nominating, Governance & Sustainability Committee by a third-party search firm.

Principal Accountant Fees and Services
As a matter of good corporate governance, we ask that our shareholders ratify the selection of PwC as our independent auditor for 2026. Set forth below is summary information with respect to 2025 auditor fees paid to PwC. See “Proposal 2 – Ratification of the Selection of Our Independent Auditor – Independent Auditing Firm Fees” for additional information.

2025
Audit Fees	$3,635,511
Audit Related Fees	$24,000
Tax Fees	$21,689
All Other Fees	$2,000
Total Fees	$3,683,200

5

Executive Compensation
We ask that our shareholders annually approve on an advisory basis our named executive officer (“NEO”) compensation. Our Board of Directors (the “Board”) recommends a FOR vote because it believes that our compensation policies and practices for named executive officers are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning such executives’ long-term interest with those of our shareholders, and motivating our executives to remain with the Company for long and productive careers. At our most recent regularly held annual meeting, 96% of the votes cast by our shareholders approved our executive compensation.

6

Proxy Statement Table of Contents

7

Proposal 1 - Election of Directors
The first proposal to be voted on at the Annual Meeting will be the election of nine director nominees. On October 16, 2025, Peter Wallace, a director since 2010, informed the Board that he will not stand for re-election and his term as a director will end at the conclusion of the Annual Meeting. The Board extends its gratitude to Mr. Wallace for his counsel, collegiality, and significant contributions during his many years of service as a director of the Company. On July 12, 2025, Colin Gouveia, our former Chief Executive Officer and a director since 2023, left the Company. In connection with his departure, Mr. Gouveia resigned from the Board on the same date. If elected, each nominee will serve until the next annual meeting of shareholders and thereafter until their successors are chosen and qualified. The Board has been advised that each nominee will serve if elected. Except for Messrs. Cope and Starkloff, all of the nominees are currently directors of Rogers and were elected to their present term at the 2025 Annual Meeting of Shareholders.
Vote Required
To be elected, each director requires the affirmative vote of the holders of a plurality of the votes cast. This means that the nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a majority vote policy, under which, in an uncontested election, any director nominee for whom the number of votes “withheld” exceeds the number of votes “for” the nominee must submit his or her resignation for consideration by our Nominating, Governance & Sustainability Committee and our Board. Abstentions and “broker non-votes” are not considered to be votes cast in the director elections and, accordingly, will not have any effect on the outcome of this vote.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.
Nominees for Director: Qualifications and Experience
Criteria for Board Membership
The Nominating, Governance & Sustainability Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
•	Ability to contribute to our Board’s range of talent, skill, and experience to provide sound and prudent guidance with respect to our strategy and operations;
•	Personal integrity and ethical character, commitment, and independence of thought and judgment;
•	Capability to fairly and equally represent our shareholders;
•
Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in our Board’s decision-making process and make difficult decisions in our best interest;

•	Willingness and ability to devote sufficient time, energy, and attention to our affairs and our Board and commitment to serve on the Board for an extended period of time; and
•	Lack of actual and potential conflicts of interest.
The Nominating, Governance & Sustainability Committee also considers, on an ongoing basis, the background, experience, and skills of our current directors that are important to our current and future business needs and evaluates the experience and skills that would be valuable in new Board members.

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Director Skill Set Considerations
In recruiting and selecting Board candidates, the Nominating, Governance & Sustainability Committee takes into account the size of our Board, the skills and experience of each candidate, and how those skills complement us and the current Board. The Nominating, Governance & Sustainability Committee also considers a wide range of additional factors, including other positions the director or candidate holds, including other boards of directors on which he or she serves, relevant business experience in specific functional areas relevant to the Company, and the independence of each director and candidate, to ensure that a substantial majority of our Board is independent. The table below identifies the various skills, experiences, independence, and demographics of each of the nominees for election to our Board.

	Berger	Cope	Costello	Faust	Lauzon	Moh	Owens	Roby	Starkloff
Skills and Experience
Public Company Board Experience(1)
Executive Leadership Experience(2)
Active Executive Officer
Relevant Business Experience
Related Industry(3)
Operations
Innovation
Mergers & Acquisitions
Financial Reporting(4)
Independence
Demographics(5)
Age (yrs)	65	57	53	52	69	52	71	61	51
Tenure (yrs)	3	—	2	5	3	1	8	3	—

(1)	Currently serves, or within the last five years has served, on a public company board of directors, other than Rogers’.
(2)	Currently serves, or has served, as a CEO, CFO, or Executive Officer of a public company.
(3)	Experience in the advanced materials or technology components sectors or related industries.
(4)	Audit Committee Financial Expert, as defined by the SEC.
(5)	Age and tenure information as of March 24, 2026.

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Biographical Information of Director Nominees
The biographical information below identifies the primary experience, qualifications, attributes, and skills of the nine nominees for director at our Annual Meeting. We believe each director is knowledgeable in these areas and also possesses numerous skills and competencies that are valuable to the governance and oversight responsibilities of the Board and its committees.
Our Board Recommends a Vote “FOR” Each of the Following Nominees:

Name, Age as of March 24, 2026, and Positions with the Company	Principal Occupation, Business Experience, Directorships, and Qualifications
Larry L. Berger Age 65 Director since 2023 Nominating, Governance & Sustainability Committee
Larry L. Berger served as Chief Technical Officer of water, hygiene, and infection prevention solutions and services company Ecolab (NYSE: ECL) from 2008 to 2025, and as Executive Vice President of Ecolab from 2011 to 2025. Prior to joining Ecolab, Dr. Berger served in a variety of research, operations, management, and leadership roles at DuPont de Nemours, Inc. (NYSE: DD) from 1986 through 2008, most recently as CTO of DuPont Nonwovens. Dr. Berger was also a member of the Board of Directors of American Cleaning Institute from 2012 to 2026.

Director Qualifications: Dr. Berger brings to the Board more than three decades of experience as a senior executive in the chemical industries.

Brett A. Cope Age 57
Brett A. Cope is currently Chairman of the Board, President, and Chief Executive Officer of Powell Industries (NASDAQ GS: POWL). Mr. Cope joined Powell in 2011 as Vice President of Sales and Marketing. He was promoted to Chief Operating Officer in 2015, President and Chief Executive Officer in October 2016, and appointed Chairman of the Board in 2019. Prior to joining Powell, Mr. Cope served in a variety of engineering, project operations, and sales management roles at ABB Ltd. from 1990 until his departure at end of 2010. Mr. Cope serves on the Advisory Board for the College of Engineering and Computing at Miami University in Oxford, Ohio.

Director Qualifications: Mr. Cope brings to the Board more than three decades of manufacturing, project operations, and international business experience across industrial, utility, and commercial markets.

Donna M. Costello Age 53 Director since 2024 Audit Committee
Donna M. Costello served as Chief Financial Officer of C&D Technologies, Inc., a global leader in energy storage solutions and services for the telecommunications, utility, uninterruptible power supply, cable, broadband, and renewable energy markets, from 2016 to 2020. She served as Chief Financial Officer (from 2008 to 2016) and Vice President, Controller and Chief Accounting Officer (from 2002 to 2008) of Sequa Corporation, which, through its subsidiary Chromalloy, is a global technology company and a leading solutions provider for aircraft engines and gas turbines. From 2019 until its acquisition in 2022 by Mativ, Ms. Costello was a member of the Board of Directors of Neenah, Inc. (formerly, NYSE: NP), serving as chair of the Audit Committee and as a member of the Compensation Committee. Ms. Costello was a member of the Board of Directors of Horizon Global Corporation (formerly, NASDAQ: HZN), from 2021 until its acquisition by First Brands Group in 2023, serving as a member of the Audit Committee. Since 2021, Ms. Costello is also a member of the Board of Directors of CTS Corporation (NYSE: CTS), where she serves as Chair of the Audit Committee and a member of the Compensation and Talent Committee.

Director Qualifications: Ms. Costello brings to the Board nearly two decades of experience as a senior finance executive of several large, publicly traded corporations.

Megan Faust Age 52 Director since 2020 Audit Committee; Compensation & Organization Committee
Megan Faust is currently Executive Vice President and Chief Financial Officer of Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of outsourced semiconductor packaging and test services. She joined Amkor in 2005 and became CFO in 2016, after serving six years as its Corporate Controller. Before that, Ms. Faust served as an auditor with KPMG LLP for 10 years.

Director Qualifications: Ms. Faust brings to the Board experience as an active senior finance executive in a global technology manufacturing company.

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Name, Age as of March 24, 2026, and Positions with the Company	Principal Occupation, Business Experience, Directorships, and Qualifications
Armand F. Lauzon, Jr. Age 69 Director since 2023 Board Chair; Audit Committee; Compensation & Organization Committee
Armand Lauzon served as President, Chief Executive Officer, and as a director of C&D Technologies, Inc., a power conversion systems and electrical power storage company, from March 2015 to January 2020. Prior to that, Mr. Lauzon served as a chief executive officer and board member for three portfolio companies of The Carlyle Group Inc., a private equity firm, from 2002 to 2014. Earlier in his career, Mr. Lauzon served as President of Wyman Gordon, a subsidiary of Precision Castparts Corporation, which was acquired by Berkshire Hathaway Inc., from 1999 to 2002. He began his career in a variety of operations positions in the Aircraft Engine Division of General Electric Company, from 1979 to 1985. Mr. Lauzon currently serves on the board of directors of Zekelman Industries Inc., since 2005, and Northwest Hardwoods Inc., since 2021. He previously served on the board of directors of GCP Applied Technologies Inc., from May 2020 until its acquisition by Compagnie de Saint-Gobain S.A. in September 2022.

Director Qualifications: Mr. Lauzon brings to the Board experience as a chief executive and senior executive of manufacturing and energy companies.

Woon Keat Moh Age 52 Director since 2025 Compensation & Organization Committee
Woon Keat Moh is currently Senior Vice President and President of the Color, Additives & Inks global business segments at Avient Corporation. Since joining Avient in 2010, he has had multiple senior leadership roles, including President of the Americas and Asia regions of the Color, Additives & Inks segment. Other roles at Avient include Sales Director for Color and Additives Asia and General Manager of Specialty Engineered Materials Asia. He also served as Vice President of Asia for Avient. Prior to joining Avient, Mr. Moh worked at Bayer and Clariant, where he served in various commercial leadership roles.

Director Qualifications: Mr. Moh brings to the Board experience as an executive leading global businesses in the specialty materials industry, including significant leadership roles in Asia and North America.

Jeffrey J. Owens Age 71 Director since 2017 Audit Committee; Compensation & Organization Committee
Jeffrey Owens served as Executive Vice President and Chief Technology Officer of Delphi Automotive PLC, until his retirement in 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering, and operating leadership roles, including as President of Delphi’s Electronics and Safety Division and as President of Delphi Asia Pacific. Mr. Owens served as a director of Cypress Semiconductor Corporation from 2017 until 2020. Mr. Owens currently serves as a director on the board of indie Semiconductor.

Director Qualifications: Mr. Owens brings to the Board experience as a chief technology executive of a global manufacturing company, with particular experience in technology, operations, and innovation.

Anne K. Roby Age 61 Director since 2023 Audit Committee; Nominating, Governance & Sustainability Committee
Anne Roby served as Executive Vice President at Linde plc. until her retirement in 2020. She was a member of Linde’s executive leadership team subsequent to Linde AG’s merger with Praxair and was responsible for global technology, market development, operational excellence, digitalization, procurement, strategic sales, sustainability, and safety, health & environment, as well as the Praxair Surface Technologies, Electronic Materials and Helium/Rare Gases businesses. Previously, she oversaw Praxair’s engineering, product line development, and project execution. Dr. Roby currently serves on the boards of AMG Critical Materials N.V., Twelve, and Rinchem. In addition, Dr. Roby serves on the Boards of Trustees of Villanova University and Northwell Health. She previously served on the board of CMC Materials, Inc. Dr. Roby holds four patents for industrial gas applications.

Director Qualifications: Dr. Roby brings to the Board experience as a senior global business executive in technology, operations, cyber security, and sustainability.

Eric H. Starkloff Age 51
Eric Starkloff served as a member of the Board of Directors and Chief Executive Officer of National Instruments Corporation, a NASDAQ-listed company that developed software and hardware for testing and measurement, from 2020 to 2024. The company was acquired by Emerson Electric in 2023. Prior to serving as Chief Executive Officer, Mr. Starkloff spent 27 years at National Instruments in roles spanning application engineering, Chief Marketing Officer, Head of Worldwide Sales, and Chief Operating Officer. Mr. Starkloff currently serves as board member and limited partner of Ezurio, an Audax private equity business. He also serves on the boards of the University of Virginia Engineering Foundation and Huston-Tillotson University.

Director Qualifications: Mr. Starkloff brings to the Board experience as a chief executive and senior commercial and R&D executive of a global public technology company.

None of the nominees for director are subject to any arrangement pursuant to which directors will be elected, nor are there any family relationships between any directors and any of the Company’s executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or in which the persons have a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings, and no adverse findings or orders, judgments, sanctions, or injunctions during the last 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director.

11

Our Corporate Governance
The Board has adopted Corporate Governance Guidelines, provisions of our bylaws, and other formal policies that establish a framework for our corporate governance practices. In addition to practices described below, our corporate governance practices include the following:

Strong corporate governance guidelines/policies	Board and committee oversight of corporate responsibility initiatives
Board independence (All current directors and nominees)	Director and executive officer stock ownership guidelines
Separate CEO and Independent Board Chair	Annual Board/Committee self-evaluations
Majority vote policy for uncontested elections with accompanying resignation policy	Confidential Company hotline for reporting legal and ethical violations
All directors stand for election annually	Retirement policy for directors
Annual Board review of Company strategic plan	Related party transactions policy
Three Audit Committee Financial Experts	No shareholder rights plan currently in place
Regular executive sessions of independent directors	No supermajority shareholder voting requirements in bylaws
Clawback policy	No dual class structure
99% Director attendance at meetings in 2025	Director training and education
Robust insider trading policy	Board oversight of succession planning

Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation & Organization Committee, and the Nominating, Governance & Sustainability Committee. Each of these committees is comprised solely of independent directors, with each of the three committees having a separate chair who participates in the development of committee agendas. Charters for the Audit, Compensation & Organization, and Nominating, Governance & Sustainability committees are available on our website, http://www.rogerscorp.com/investors/corporate-governance.

Current Directors	Audit Committee	Compensation & Organization Committee	Nominating, Governance, & Sustainability Committee
Larry L. Berger	•		Chair
Donna M. Costello	•
Megan Faust	Chair	•
Armand F. Lauzon, Jr.	•	•
Woon Keat Moh		•
Jeffrey J. Owens		Chair	•
Anne K. Roby	•		•
Peter C. Wallace(1)		•	•
Number of Meetings in 2025	8	5	4

(1)
On October 16, 2025, Mr. Wallace notified the Board that he has elected not to stand for re-election as a director and will step down from the Board, effective on the date of the 2026 Annual Meeting of Shareholders.

During 2025, the Board held eight meetings, and the committees of the Board collectively held 17 meetings, for a total of 25 meetings. Each incumbent director serving during 2025 attended more than 95% of the aggregate meetings of the Board and the committees on which they served, with average attendance of 99% among directors. Our Corporate Governance Guidelines provide that all directors are expected to attend the Annual Meeting of Shareholders absent an unavoidable conflict, and all of our directors who served on our Board at the time attended the 2025 Annual Meeting of Shareholders.

12

Committee Member Qualifications
Each of the members of our Audit, Compensation & Organization, and Nominating, Governance & Sustainability Committees is independent under New York Stock Exchange (“NYSE”) guidelines and a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all of the Audit Committee members are financially literate in accordance with NYSE listing standards and that committee members Ms. Costello, Ms. Faust, and Mr. Lauzon are “audit committee financial experts” in accordance with SEC regulations.
The Audit Committee’s authority and responsibilities include:
•	oversight of the Company’s financial reporting function
•	oversight of the Company’s internal audit function and internal controls
•	selection, evaluation, and oversight of the Company’s independent auditor
•	assessment and review of compliance, investigations, and legal matters
•	periodic review of Company’s risk profile, including cybersecurity, artificial intelligence, data security and privacy matters
The Compensation & Organization Committee’s authority and responsibilities include:
•	review and evaluation of the Company’s compensation philosophy
•	establishment of the compensation of our CEO and other executive officers
•	oversight with respect to the Company’s equity incentive and stock-based plans and material employee benefit plans
•	administration, if so designated by the Board, of the Company’s Compensation Recovery Policy
•	review of the Company’s stock ownership guidelines for executive officers
•	review and recommendation to the Board regarding the compensation of non-management directors
•	oversight of executive succession plans
•	review and evaluation of the Company’s human capital management strategies, initiatives, and programs
The Nominating, Governance & Sustainability Committee’s authority and responsibilities include:
•	development of and recommendation to the Board criteria for board and committee membership
•	evaluation of and presentation to the Board determinations with respect to director independence and satisfaction of other regulatory requirements
•	oversight of Rogers’ corporate governance policies and practices
•	development and recommendation to the Board of an annual Board and committee evaluation process
•	oversight of our compliance with legal and regulatory requirements
•	oversight of director orientation and training programs
•	oversight of the Company’s engagement with social and sustainability considerations, including in its overall business strategy
•	review of Company’s sustainability reporting
•	leadership of the search for board members and identification of potential directors
Board Structure and Board Chair
The Board is led by our Board Chair, who is currently Armand F. Lauzon, Jr. The role of Board Chair is defined under the Company’s Bylaws, and the responsibilities of the Board Chair are primarily to preside over Board and shareholder meetings. Additional duties of the Board Chair include:
•	calling meetings of independent directors
•	presiding at executive sessions of non-management directors
•	providing feedback to the CEO
•	reviewing board agendas
•	serving as the principal point of contact for shareholders who wish to communicate with the Board
Meetings of Non-Management Directors
Our non-management directors (all of whom the Board has determined to be independent) hold executive sessions without management present as frequently as they deem appropriate, and generally such an executive session is held at each in-person, regularly scheduled board meeting. Non-management directors may hold executive sessions as determined by the Board Chair.
Appropriateness of Leadership Structure
We believe that the leadership structure summarized above works well for the Company. This structure creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters. The Board periodically reviews its leadership structure and developments in corporate governance to ensure that this approach continues to strike the appropriate balance for the Company and our shareholders.

13

Director Independence
The Board, in compliance with NYSE listing standards, determines annually whether each of its directors is independent based on the absence of any direct or indirect material relationship between the Company and the director. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NYSE listing standards. In addition, the Board has adopted the following categorical standards, contained in the Rogers Corporation Corporate Governance Guidelines, which identify certain relationships deemed by the Board to be immaterial provided that they satisfy the criteria below:
•
if a Rogers director receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, the amount of such compensation must not exceed $30,000. This immateriality standard is not applicable to Audit Committee members, who may not accept any consulting, advisory, or other compensatory fee from Rogers;

•
if a Rogers director is an executive officer of another company that does business with Rogers, that company’s annual sales to, or purchases from, Rogers must be less than 1% of the revenues of that company;

•
if a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other must be less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; and

•
if a Rogers director serves as an officer, director, or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization must be less than 1% of that organization’s total annual charitable receipts (Rogers’ matching of employee charitable contributions will not be included in the calculation of the amount of Rogers’ contributions for this purpose).

The Board has determined that all of the nominees standing for election satisfy these independence standards and do not have any direct or indirect material relationship with Rogers.
Compensation & Organization Committee Interlocks and Insider Participation
None of the Compensation & Organization Committee members (Megan Faust, Armand F. Lauzon, Jr., Woon Keat Moh, Jeffrey J. Owens, or Peter C. Wallace):
•	Has ever been an officer or employee of the Company;
•	Is or has been a participant in a related party transaction with the Company (see “Corporate Governance – Related Party Transactions” for a description of our policy on related party transactions); or
•	Has any other interlocking relationships requiring disclosure under applicable SEC rules.
Board Qualifications
The Nominating, Governance & Sustainability Committee does not have a formal policy with respect to identifying or selecting nominees for Rogers’ Board, but in evaluating nominees, the Committee assesses the background of each candidate in several different ways, including how the individual’s qualifications complement, strengthen, and enhance those of existing board members as well as the future needs of the Board.
Sustainability Oversight
Our Board takes into account a range of considerations in connection with its oversight of the Company’s sustainability strategy. Our Board has delegated oversight of the Company’s sustainability practices and voluntary reporting to our Nominating, Governance & Sustainability Committee. The Committee’s responsibilities include reviewing and discussing with management the Company’s:
•	implementation of procedures for identifying, assessing, monitoring, and managing sustainability risks related to the Company’s business
•	integration of sustainability policies, practices, and goals into its business strategy and decision making
•	voluntary and mandatory sustainability reporting
During 2025, the Board and the Nominating, Governance & Sustainability Committee engaged with management on a variety of sustainability topics, including Rogers’ Sustainability Program structure, Rogers’ 2025 Sustainability Report, greenhouse gas emission goal setting and progress towards those goals, climate- and sustainability-related regulatory developments, and Rogers’ efforts in connection therewith.
Risk Management
The Board has an active role as a whole and at the committee level in overseeing management of the Company’s risks. The entire Board receives regular reports from management concerning areas of material risk to the Company, considers the Company’s general risk management strategy, and evaluates risks to be taken by the Company based on the Company’s strategy and the current business environment. Although the Board as a whole is responsible for overseeing the Company’s risk management, each Board committee is responsible for evaluating the risks associated with its area of responsibility and making recommendations to the Board related to the management of those risks. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for the day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company.

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Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of our securities on the basis of material non-public information by directors, officers, employees, consultants, and contractors. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable NYSE listing standards. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Hedging Policy
Our Insider Trading Policy also includes provisions prohibiting directors and executive officers from engaging in hedging transactions with respect to our securities, including the sale of covered calls and the use of collars, and purchasing or holding our securities in a margin account or pledging our securities as collateral for a loan.
Location of Corporate Governance Documents
Our Bylaws, Corporate Governance Guidelines, Code of Business Ethics, Related Party Transactions Policy, Insider Trading Policy, Audit Committee Charter, Compensation & Organization Committee Charter, Nominating, Governance & Sustainability Committee Charter, and Compensation Recovery Policy are each available in the Corporate Governance section of the Company’s website, located at https://rogerscorp.com/investors/corporate-governance. Rogers’ website is not incorporated into or a part of this proxy statement.
Shareholder Director Nominations and Proposals for 2027
The Nominating, Governance & Sustainability Committee will consider director nominees recommended by shareholders. To be considered for inclusion in Rogers’ proxy statement and form of proxy in connection with the 2027 Annual Meeting of Shareholders, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received by Rogers on or before November 24, 2026. These proposals must also meet other requirements of the rules of the SEC relating to shareholder proposals, the SEC’s proxy rules, and the Exchange Act. Under the Company’s bylaws, in order for a shareholder to present a proposal or directly nominate a director candidate at the 2027 Annual Meeting of Shareholders, Rogers must receive written notice no earlier than January 6, 2027, and no later than February 5, 2027, and the written notice must comply with the requirements of the Company’s bylaws, the SEC’s proxy rules, including Rule 14a-19, and the Exchange Act. All shareholder proposals or notices of an intention to nominate a director or present other business at the 2027 Annual Meeting of Shareholders should be marked for the attention of the Office of the Corporate Secretary, Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224.
Communications with Members of the Board
The Board has not formally adopted a process by which shareholders and other interested parties may communicate directly with directors because it believes the procedures currently in place continue to serve the needs of the Board, shareholders, and other interested parties. Any communications should be sent to the Board of Directors, Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224, c/o Office of the Corporate Secretary. At present, all such communications sent by shareholders and other interested parties to the above address are forwarded to the Board Chair for consideration.

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Corporate Responsibility
Rogers has had a consistent, ongoing commitment to responsible corporate citizenship. We have a culture of respect built on the ethical foundation of our Code of Business Ethics and our commitment to “Results, but Results the Right Way.”
The Company and our people—globally and locally, through Company-wide programs and individual initiatives—have pursued high standards of business ethics and stewardship as part of our business operations and strategy. Over the years, we have implemented numerous programs aligned with these goals, including regulatory compliance, employee development, and support for our local communities. As a global technology leader in specialty engineered materials, our products play an important role in contributing to the low-carbon economy.
In 2025, our oversight and implementation of corporate responsibility practices benefited from the following:
•
Sustainability Governance: In 2025, the Nominating, Governance & Sustainability (NG&S) Committee of the Board continued to exercise its sustainability program oversight responsibilities by receiving regular updates from management on sustainability-related topics, including Rogers’ Sustainability Program structure, greenhouse emission goal progress, engagement of sustainability ratings agencies, compliance with upcoming regulatory requirements, and preparation of a Sustainability Report Supplement.

•	Sustainability Reporting: Rogers’ 2026 Sustainability Report is expected to be released mid-year 2026.
•
Greenhouse Gas (GhG) Emission Goal Setting: In addition to Rogers’ corporate-level GHG goals, in 2025 the Company also committed to the Science-Based Targets Initiative (SBTi) for its curamik® Germany location.

•
Investing in our People: In 2025, we offered a variety of programs to support and develop our employees including launching a global mentorship program, professional development programs, leadership training, a continuous learning platform, and tuition reimbursement, among others. We also provided a comprehensive range of benefits to employees across the globe to promote the wellness of our workforce.

As we continue to develop our Corporate Responsibility Program, we intend to regularly evaluate our priorities with the intent to focus on the areas that are most important to our business and our stakeholders and where we can have the greatest impact.
More information regarding Rogers’ corporate responsibility initiatives can be found in Rogers’ 2025 Sustainability Report Supplement, as well as in our 2026 Sustainability Report (expected to be released mid-year 2026) which will be located in the Corporate Responsibility section of the Company’s website. Rogers’ sustainability reports are not incorporated into or a part of this proxy statement.

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Proposal 2 - Ratification of the Selection of Our Independent Auditor
We are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2026, even though it is not required by our bylaws or otherwise. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines that doing so would be in the best interests of Rogers and our shareholders. Rogers expects representatives of PwC to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of the holders of a majority of the shares present at the meeting will constitute approval of the ratification of the appointment of PwC as Rogers’ independent registered public accounting firm for 2026. Abstentions will have the same effect as shares voted against the proposal. If shares are held in street name by a nominee, that nominee has discretionary authority to vote shares held through it in the absence of instructions regarding how such shares should be voted.
OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT AUDITOR.

Audit Committee Report
The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board of Directors. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”). The Audit Committee discussed with PwC, Rogers’ independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed its independence with PwC.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the 2025 Form 10-K for filing with the SEC.
The Audit Committee’s responsibility is one of oversight, and it recognizes that management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accounting firm is responsible for auditing those financial statements. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.
The Audit Committee of the Board of Directors

Megan Faust (Chair)	Larry L. Berger
Donna M. Costello	Armand F. Lauzon, Jr.
Anne K. Roby
February 12, 2026

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Independent Auditing Firm Fees
PwC is our principal independent registered public accounting firm. We paid PwC the fees described below in 2025 and 2024, all of which were approved by our Audit Committee:

	2025	2024
Audit Fees(1)	$3,635,511	$3,620,012
Audit Related Fees(2)	$24,000	$39,000
Tax Fees(3)	$21,689	$23,611
All Other Fees(4)	$2,000	$402,000
Total Fees	$3,683,200	$4,084,623

(1)
Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or other services to comply with Generally Accepted Accounting Standards (GAAS). Amounts also include fees for the required audit of the Company’s internal control over financial reporting.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.” This category includes fees related primarily to regulatory filings.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning (domestic and international).
(4)	All other fees consist of fees for services other than the services reported above.
Pre-approval Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

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Proposal 3 - Advisory Vote on Executive Compensation
In accordance with Section 14A of the Exchange Act, we annually request shareholder approval, on a non-binding advisory basis, of the compensation of our NEOs, as described under the heading “Compensation Discussion and Analysis” in this proxy. Although the advisory vote (“say-on-pay”) is non-binding, our Compensation & Organization Committee will review the results and consider the outcome of this vote in making future determinations regarding our executive compensation program. We annually seek a non-binding advisory vote on our executive compensation and will seek a shareholder advisory vote at our 2026 Annual Meeting of Shareholders.
Executive compensation is an important matter for Rogers and our shareholders. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders. We urge you to carefully read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on Rogers’ executive compensation, including Rogers’ compensation philosophy and the 2025 compensation of our NEOs. Our Board believes that our executive compensation program is effective in implementing our compensation philosophy.
Vote Required
The affirmative vote of the holders of a majority of the shares present at the meeting will constitute approval of the compensation of our NEOs. Abstentions will have the same effect as shares voted against the proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE 2025 COMPENSATION OF OUR NEOs.

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Compensation & Organization Committee Report
The Compensation & Organization Committee of the Board of Directors of Rogers Corporation reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy with management and, based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Compensation & Organization Committee of the Board of Directors

Jeffrey J. Owens (Chair)	Megan Faust
Armand F. Lauzon, Jr.	Woon Keat Moh
Peter C. Wallace
February 12, 2026

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Compensation Discussion and Analysis
Executive Summary
This section explains the principles and practices that guide our executive compensation program, and the compensation paid to the following Named Executive Officers (“NEOs”) in 2025:

Name	Title
Ali El-Haj	Interim President and Chief Executive Officer
R. Colin Gouveia(1)	Former President and Chief Executive Officer
Laura Russell	Senior Vice President, Chief Financial Officer, and Treasurer
Jessica A. Morton	Senior Vice President, General Counsel, and Corporate Secretary
Michael R. Webb(2)	Senior Vice President and Chief Administrative Officer
Jeffrey Tsao(3)	President, Advanced Electronic Solutions
Lawrence E. Schmid(4)	Former Senior Vice President of Global Operations and Supply Chain

(1)	Mr. Gouveia separated from the Company, effective July 12, 2025, at which time Mr. El-Haj assumed the position of Interim President and Chief Executive Officer.
(2)	Mr. Webb separated from the Company effective March 13, 2026.
(3)
Mr. Tsao was promoted to President, Advanced Electronic Solutions from his former position of Senior Vice President and General Manager, Advanced Electronic Solutions, effective July 14, 2025. Mr. Tsao resigned from the Company, effective March 13, 2026.

(4)	Mr. Schmid separated from the Company, effective July 14, 2025.
CEO Leadership Transition
On July 12, 2025, the employment of Mr. Gouveia, our former President and Chief Executive Officer, was terminated by the Company without cause and the Company appointed Ali El-Haj as Interim President and Chief Executive Officer. Prior to his appointment as Interim President and Chief Executive Officer, Mr. El-Haj served as an independent management consultant to the Company, pursuant to the terms of a Consulting Agreement between Mr. El-Haj and the Company, dated as of March 25, 2025. In this role, he assessed and recommended enhancements to the performance of our EMS manufacturing facilities and reported recommendations to the CEO for consideration, in exchange for a monthly fee of $60,000. Upon appointment as Interim President and Chief Executive Officer, Mr. El-Haj and the Company entered into an offer letter (“El-Haj Offer Letter”) providing for an annual base salary of $750,000 and a target annual incentive equal to 100% of base salary under the Company’s Annual Incentive Compensation Plan (“AICP”), starting with the 2026 performance year. Mr. El-Haj was not eligible to participate in the AICP for the 2025 performance year. The El-Haj Offer Letter provides for a sign-on cash bonus of $350,000, which was paid to Mr. El-Haj in connection with his commencement of employment; if Mr. El-Haj had voluntarily resigned from the Company or his employment was terminated for “Cause” (as defined in the El-Haj Offer Letter) before January 1, 2026, he would have been required to repay such sign-on bonus. In addition, pursuant to the terms of the El-Haj Offer Letter and the related equity award agreement, upon his commencement of employment, Mr. El-Haj received a new-hire stock award of time-based restricted stock units with an intended value of approximately $1,500,000, described further in the “Long-Term Incentive Program” section below (the “Initial CEO Equity Incentive Award”). Subject to Mr. El-Haj’s continued employment, the Initial CEO Equity Incentive Award will vest in full upon the one-year anniversary of his start date, with accelerated vesting upon death, disability, or termination without cause, provided that Mr. El-Haj executes a release of claims. The El-Haj Offer Letter provides that Mr. El-Haj is not eligible to participate in the Executive Severance Plan and is not otherwise entitled to receive any severance benefits upon a termination of employment.
On July 14, 2025, the employment of Mr. Schmid, our former Senior Vice President of Global Operations and Supply Chain, was terminated by the Company without cause. In connection with their terminations, Messrs. Gouveia and Schmid were entitled to benefits under the Executive Severance Plan, as described in more detail in the “Potential Payments on Termination, Retirement, Death, or Disability” and “Post Termination Table” sections below.
Overview of Business and Results
The Company designs, develops, manufactures, and sells high-performance and high-reliability engineered materials and components to meet our customers’ demanding challenges. We operate two strategic operating segments: Advanced Electronics Solutions (AES) and Elastomeric Material Solutions (EMS). We are headquartered in Chandler, Arizona.
Our growth and profitability strategy is based upon the following principles: (1) market-driven organization, (2) innovation leadership, (3) operational excellence, and (4) synergistic mergers and acquisitions. Our priorities in executing this strategy are focused on driving near-term improvements to profitability and improving the growth outlook for the Company over the next several years by further strengthening our focus on commercial activities, optimizing our global capacity to meet customer demand, and driving innovation.
Revenue was $810.8 million in 2025, a decrease of 2.3% compared to 2024. Our AES and EMS operating segments’ revenue decreased by 1.5% and 3.1%, respectively. The decrease in revenue was primarily due to lower revenue in the wireless infrastructure and EV/HEV markets, partially offset by higher revenue in the aerospace and defense and ADAS markets. Gross margin for 2025 declined to 31.7% from 33.4% in

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the prior year, due to lower volumes and related utilization headwinds and unfavorable yield performance, partially offset by favorable mix and cost savings from our manufacturing footprint consolidation in Belgium. Operating cash flow was $101.2 million in 2025. In response to the decline in sales during 2025, the Company has implemented structural and organizational changes to improve future growth and profitability.
Compensation Philosophy and Highlights
The Company’s executive compensation program is intended to attract, retain, and motivate the most talented and experienced executives possible to achieve outstanding business performance and shareholder value at a reasonable cost. We believe that our executive compensation program provides industry-competitive base salary and incentive compensation, while appropriately balancing risk and reward. As shown below, total target direct compensation for our NEOs in 2025 strongly aligned their long-term interests with those of our shareholders.
For purposes of the charts below, we have included the total target direct compensation that was set in the first quarter of 2025 by our Compensation & Organization Committee for all of the NEOs actively serving in their positions as of that meeting, at which time total target direct compensation was set for the year. Therefore, the CEO chart represents Mr. Gouveia’s (rather than Mr. El-Haj’s) total target direct compensation as set in early 2025 (without regard to his later separation), as we believe that this best represents the intended target pay mix for our CEO in 2025. In addition, in the NEO Average chart, we have included the total target direct compensation as set for Mr. Schmid and Mr. Tsao in the first quarter of 2025, without regard to the impact of Mr. Schmid’s subsequent separation or Mr. Tsao’s subsequent promotion on July 14, 2025 to President, Advanced Electronic Solutions from his former position of Senior Vice President and General Manager, Advanced Electronic Solutions, as we believe that these amounts best represent the intended target pay mix for each such executive officer’s role as of the beginning of 2025.
2025 Total Target Direct Compensation

•
At-Risk Compensation: At-risk compensation consists of time-based RSUs, performance RSUs, and cash-based annual incentive compensation and made up approximately 87.88% of our former CEO’s target total direct compensation in 2025. For our remaining NEOs, at-risk compensation in 2025 made up approximately 68.79% of their target total direct compensation.

•
Performance-Based Pay: Performance-based pay consists of performance RSUs and cash-based annual incentive compensation and made up approximately 58.55% of our former CEO’s target compensation in 2025 and approximately 42.78% of target compensation in 2025 for our remaining NEOs, on average. In addition, performance-based equity awards made up approximately 60% of our former CEO’s and our CFO’s equity awards and approximately 50% of our other NEOs’ equity awards.

Say-on-Pay Vote in 2025
As part of its review of the Company’s executive compensation program, the Compensation & Organization Committee (“Compensation Committee”) considered that approximately 96% of the votes cast for the Company’s say-on-pay proposal at our 2025 Annual Meeting of Shareholders were in favor of our compensation program. As a result, the Compensation Committee determined that the Company’s executive compensation philosophies, objectives, and compensation elements continue to be appropriate for 2026.
Shareholder Engagement
We actively engage with our shareholders in a variety of forums. Our executives meet frequently with shareholders at investor conferences, on telephone calls, in virtual meetings, and at scheduled on-site visits. While these meetings typically focus on investment matters, there are also some discussions on topical governance issues, including executive compensation. In addition, we reach out to our larger shareholders to discuss these topical governance issues.
Finally, we encourage our shareholders to provide feedback directly via mail and our website (https://rogerscorp.com/investors/contact-investor-relations). Rogers’ website is not incorporated into or made a part of this proxy statement.

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2025 Executive Compensation Program
Compensation Elements
In 2025, we maintained our commitment to using at-risk compensation and pay for performance, compensation transparency, and market-competitive pay practices. Our compensation program consists primarily of the three elements summarized below:

Element	Fixed or Variable	Structure	Terms
Base Salary	Fixed	Cash	Base salaries are targeted around the median of our peer group, modified to reflect experience and performance.
Annual Incentive	Variable	Cash bonus that varies based on performance against predetermined financial and individual goals.	For 2025, the Compensation Committee set goals for revenue, gross margin, adjusted EBITDA, and individual performance; each metric is equally weighted in determining the annual incentive payout.
Long-term Equity	Variable
Performance stock units (“PSUs”) that may vest based on the Company’s relative total shareholder return over three years, compared to the Standard and Poor’s Small Cap 600 Information Technology Index.

Restricted stock units (“RSUs”) that vest in three equal annual increments.

In early 2025, the former CEO and the CFO received 60% PSUs and 40% RSUs; the grants for the other NEOs serving at that time were evenly divided between PSUs and RSUs.

In July 2025, the Interim CEO and newly promoted President, Advanced Electronic Solutions received the Initial CEO Equity Incentive Award and the Promotion Equity Incentive Award (described below), respectively.

Base Salary
Base salary is the fixed compensation we provide to our executives based on their qualifications, experience, and regular contribution to the business. Our goal is to ensure that business decisions are in the hands of executives with proven track records, and our ability to efficiently recruit, retain, and motivate such talented people depends in part on competitive base salaries. Base salary is generally subject to annual review by the Compensation Committee, unless circumstances dictate otherwise. The Compensation Committee may adjust base salaries depending upon many factors, including an executive’s tenure, internal equity across the executive team based on individual roles and contributions, market trends, the Company’s prior year performance, and general affordability based on business results. Generally, any base salary adjustments are effective at the beginning of the second quarter of the year. In the first quarter of 2025, the Compensation Committee reviewed base salaries for those named executive officers serving at the time and determined to maintain 2024 base salaries in 2025 based on general affordability and business conditions.
Mr. Tsao received an increase to his base salary in July of 2025, based upon his mid-year promotion, and Mr. El-Haj’s base salary was set upon his appointment in July of 2025. In each case, their salaries, as shown in the table, are at the rates in effect as of the end of 2025.

NEO	2024 Base Salary	2025 Base Salary	Base Salary % Change for 2025
Ali El-Haj(1)	—	$750,000	—
R. Colin Gouveia	$785,400	$785,400	0%
Laura Russell	$475,000	$475,000	0%
Jessica A. Morton	$438,600	$438,600	0%
Michael R. Webb	$459,000	$459,000	0%
Jeffrey Tsao(1)	—	$450,000	—
Lawrence E. Schmid	$428,400	$428,400	0%

(1)	Not an NEO in 2024.
Annual Incentive Compensation Plan (“AICP”)
Our AICP provides opportunities for eligible employees of the Company, including executive officers, to earn annual cash incentives, subject to the achievement of performance metrics. Unless otherwise provided by the administrator of the AICP or a Company severance plan, employees must generally be employed on the date that payments are made in order to receive an award. However, the AICP provides for payment of certain amounts in the event of an employee’s termination due to death or disability prior to a payment date. Consistent with the terms of the AICP, the Compensation Committee established performance goals and threshold, target, and maximum potential payouts under the AICP in 2025.

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Potential Payout Opportunities. The Compensation Committee generally referred to peer group data when determining the potential AICP awards for the NEOs to ensure that our annual incentive opportunities remain competitive. Shown below is each NEO’s target bonus opportunity as a percentage of their base salary, excluding Mr. El-Haj, who was not eligible to participate in the 2025 AICP, pursuant to the terms of his offer letter, as described in the “CEO Leadership Transition” section above.

NEO	2025 Base Salary	2025 Target (% of Base Salary)	2025 Threshold Payout	2025 Target Payout	2025 Maximum Payout
R. Colin Gouveia(1)	$785,400	120%	$235,620	$942,480	$1,649,340
Laura Russell	$475,000	75%	$89,063	$356,250	$623,438
Jessica A. Morton	$438,600	55%	$60,308	$241,230	$422,153
Michael R. Webb	$459,000	70%	$80,325	$321,300	$562,275
Jeffrey Tsao(2) Pre-Promotion to President, AES	$416,000	55%	$30,402	$121,609	$212,815
Post-Promotion to President, AES	$450,000	55%	$28,988	$115,952	$202,916
TOTAL			$59,390	$237,561	$415,731
Lawrence E. Schmid(1)	$428,400	55%	$58,905	$235,620	$412,335

(1)
Following their respective terminations, Messrs. Gouveia and Schmid were not eligible for a payout under the 2025 AICP, based on the achievement of actual performance results as of the end of the fiscal year. However, under the Executive Severance Plan, they were entitled to receive an amount equal to two times, for Mr. Gouveia, and one time, for Mr. Schmid, their AICP target upon separation, as described in the “Potential Payments upon Qualifying Termination or Change in Control” section below.

(2)
Mr. Tsao’s AICP opportunity for 2025 was made up of two components: one reflecting a 55% target of his base salary prior to his promotion on July 14, 2025, and one reflecting a 55% target of his increased base salary following his promotion to President, Advanced Electronic Solutions. Mr. Tsao tendered his resignation to the Company prior to the AICP payment date and was therefore not eligible to receive an AICP payout under the terms of the plan.

Performance Against Predetermined Goals. The 2025 AICP awards for the eligible NEOs were based on Company financial and individual performance during calendar year 2025 tied to four evenly weighted metrics (three financial and one individual performance metric): revenue, gross margin, adjusted EBITDA, and Management by Objectives (“MBO”). The MBO metric was newly included in the AICP for 2025 to reflect individual contributions to important business initiatives.
Financial Performance Metrics. Following the end of 2025, the Compensation Committee determined that the Company satisfied the threshold performance goal for revenue but not for adjusted EBITDA or gross margin. Specifically, the Company attained the results shown below for the financial performance metrics, resulting in a payout percentage for each metric shown below:

Financial Performance Metric	Threshold Performance(1)	Target Performance(1)	Maximum Performance(1)	2025 Actual Performance	2025 Payout Percentage
Revenue (in thousands)	$662,217	$827,772	$993,326	$810,799	23.75%
Gross Margin	31.90%	33.90%	40.00%	31.70%	0.00%
Adjusted EBITDA (in thousands)(2)	$117,345	$146,682	$176,018	$115,009	0.00%

(1)
Threshold, target, and maximum performance for each of the 2025 AICP financial metrics would result in payout of the target award as follows: Revenue: 50%, 100%, and 150%; Gross Margin: 0%, 100%, and 200%; and Adjusted EBITDA: 50%, 100%, and 150%, respectively.

(2)
“Adjusted EBITDA” which the Company defines as net income (loss) excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, asbestos-related charges (credits), interest income (expense), net income tax (benefit) expense, depreciation of fixed assets, and equity compensation expense.

Individual Performance Metric. The Management by Objectives (“MBO”), which represents 25% of the total AICP payout, was based on individual strategic, operational, and team goals, with specific goals that varied by individual. Mr. Gouveia, our former CEO, established the MBOs for each NEO, other than himself, following consultation with the NEOs in early 2025. The Compensation Committee established Mr. Gouveia’s MBOs following consultation with Mr. Gouveia in early 2025.
At the end of the performance year, Mr. El-Haj, the Interim CEO, made recommendations to the Compensation Committee with respect to MBO achievement for active NEOs based on his evaluation of their performance. These recommendations were based on, for Ms. Russell, her achievement of operational expense and working capital commitments, strengthening of global finance processes, continued effectiveness of quarterly reporting and filing processes, and improvements to financial reporting systems; for Ms. Morton, her contributions to key strategic initiatives and leadership transitions, enhancement of global compliance programs and employee engagement, execution of sustainability reporting and compliance commitments, strengthening of Board and governance processes, and management of legal and compliance spend below plan; and for Mr. Webb, his implementation of organizational changes aligned with the Company’s growth strategy, support of executive leadership transitions, leadership on environmental, health & safety initiatives, and delivery of costs below plan.

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2025 AICP Awards for the NEOs. Following consideration of achievement with respect to the Company’s financial performance and the NEOs’ individual performance, the Compensation Committee approved the following AICP payouts to the NEOs who were eligible to receive a payout under the 2025 AICP.

NEO	2025 Approved Payout
Laura Russell	$200,000
Jessica A. Morton	$140,000
Michael R. Webb	$137,000

As noted above, Mr. El-Haj was not eligible to participate in the AICP in 2025. Messrs. Gouveia and Schmid were not eligible for a payout under the 2025 AICP based on actual performance results. However, under the Executive Severance Plan they were entitled to receive an amount equal to two times, for Mr. Gouveia, and one time, for Mr. Schmid, their AICP targets, as described in the “Potential Payments upon Qualifying Termination or Change in Control” section below. Mr. Tsao was not eligible for a payout under the 2025 AICP because he tendered his resignation to the Company prior to the payment date.
Long-Term Incentive Program (“LTIP”)
Our LTIP is intended to compensate our executives for their long-term contributions to Company performance, based upon metrics that closely align with long-term shareholder value. For our NEOs, we typically use a balanced combination of time-based RSUs to encourage retention and PSUs to encourage executives to pursue the Company’s long-term financial and operational goals. The Compensation Committee believes these forms of long-term incentive compensation align the interests of our NEOs with the interests of our shareholders. The 2025 LTIP awards are described below.
Additional information regarding these equity awards, including, where applicable, the target and maximum number of shares applicable to each NEO’s 2025 grant(s), is set forth in the “Grants of Plan-Based Awards Table for Fiscal Year 2025” and the “Outstanding Equity Awards Table at End of Fiscal Year 2025” included in this proxy.
Target Long-Term Incentive Awards. In early 2025, Mr. Gouveia, our former CEO, recommended to the Compensation Committee the target total dollar value of the 2025 RSU and PSU awards for each individual then serving as an NEO other than himself. The Compensation Committee established the target long-term incentive award values shown below, including the value for Mr. Gouveia, after considering these recommendations and data drawn from the Company’s peer group in a competitive market analysis prepared by Compensia, its independent compensation consultant.
Consistent with its actions in 2024, the Compensation Committee weighted the 2025 LTIP awards for Mr. Gouveia and Ms. Russell more heavily toward PSUs (60%), while awards for the other NEOs remained divided equally between PSUs and RSUs, excluding Mr. El-Haj, who was not employed by the Company at the time annual long-term incentive awards were granted. The number of RSUs and PSUs granted (assuming a target performance level) was determined by dividing the target dollar value assigned to such portion of the LTIP award by the average closing stock price for the thirty trading days immediately preceding the grant date and then rounding to the nearest share increment. The target or intended dollar value of our equity awards may differ from the grant date fair value of the awards reflected in the Fiscal Year 2025 Summary Compensation Table, because the grant date fair value of RSUs is based on our closing stock price on the grant date and the grant date fair value of PSUs is based on a Monte Carlo value.
As described in the “CEO Leadership Transition” section above, in connection with the commencement of Mr. El-Haj’s employment, Mr. El-Haj received the Initial CEO Equity Incentive Award. In addition, in connection with Mr. Tsao’s promotion in July 2025, Mr. Tsao received an award of time-based restricted stock units with an intended value of approximately $160,000, which generally vests in three annual installments and is otherwise consistent with the terms of the Company’s standard awards (“Promotion Equity Incentive Award”). Both the Initial CEO Equity Incentive Award and Promotion Equity Incentive Award are excluded from the following table as they are not reflective of the typical annual long-term incentive awards granted by the Company.

NEO	Target LTIP Award	RSUs	PSUs
R. Colin Gouveia	$4,750,000	$1,900,000	$2,850,000
Laura Russell	$1,100,000	$440,000	$660,000
Jessica A. Morton	$750,000	$375,000	$375,000
Michael R. Webb	$750,000	$375,000	$375,000
Jeffrey Tsao	$550,000	$275,000	$275,000
Lawrence E. Schmid	$760,000	$380,000	$380,000

Restricted Stock Units (“RSUs”). The Compensation Committee uses RSUs to provide a long-term incentive vehicle that emphasizes retention. Annual RSUs granted to an NEO generally vest in three equal annual increments as long as the executive has been continuously employed by the Company through the applicable vesting dates. See “Potential Payments upon Qualifying Termination or Change in Control” for information about the circumstances in which these awards could be subject to accelerated vesting. The RSU agreements also provide that dividends paid on shares of stock while the RSUs remain outstanding will be accrued and paid in cash if and when the underlying RSUs vest and pay out. Because the value of the RSUs ultimately earned is tied to the market price of the Company’s common stock following the vesting period, the Compensation Committee believes these awards align NEO interests with long-term shareholder interests.

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Performance Stock Units (“PSUs”). PSUs are settled in shares of our common stock, to the extent earned, after a specified performance period. The number of shares delivered can range from zero to 200% of the target number of PSUs, depending on our actual performance, and settlement generally requires employment throughout the full three-year performance period. See “Potential Payments upon Qualifying Termination or Change in Control” for information about the circumstances in which these awards could be subject to accelerated vesting.
TSR PSUs. In 2025, we granted PSUs to eligible NEOs that were tied solely to the Company’s three-year total shareholder return (“TSR”) performance relative to companies in the Standard and Poor’s Small Cap 600 Information Technology Index (the “Index”). The Compensation Committee concluded that relative TSR continues to be an appropriate performance metric because it is challenging to achieve a TSR that is superior to TSR for a market peer group and relative TSR is an efficient metric for the Compensation Committee to assess the Company’s performance. For this purpose, TSR performance is calculated for the Company and for each of the companies in the Index that have continuously reported financial statement data to the SEC during the performance period by comparing the relevant company’s average daily closing common stock price for the thirty days preceding the start of the performance period to its average daily closing common stock price for the corresponding period immediately preceding the end of the performance period. The calculation reflects adjustments for stock splits, reverse stock splits, and similar extraordinary events that occur during the performance period.
The number of units our NEOs will earn at the end of the applicable three-year performance period will be based on the Company’s TSR performance ranked against the TSR performance of the companies in the Index, as shown below. The TSR performance scale is designed to be appropriately challenging, and there is a risk that the PSUs will not be earned or will be earned at less than 100% of target.

Company Relative TSR Performance	Payout Percentage*
25%	0%
50%	100% (target)
75%	200% (maximum)

*	Straight-line interpolation is used for results in between specified percentages.
2026 PSU Design. For 2026, our annual PSU grants consisted of PSUs with two metrics, equally weighted. We maintained a TSR performance metric for these grants and added a performance metric based on revenue growth, which will described in more detail in next year’s proxy.
PSUs with Completed Performance Period in 2025
TSR PSUs. In 2023, we granted PSUs that could be earned based upon the Company’s total shareholder return over a three-year period relative to the Index, as part of our annual long-term incentive program. These PSUs have the same design as the PSUs we granted in 2025, as described above. Following the end of the performance period, the Compensation Committee determined that the Company’s relative TSR performance ranking of 25% for the period 2023 through 2025 resulted in no payout to the applicable NEOs in respect of the 2023 TSR PSUs.
Financial PSUs. In 2024, we granted PSUs to Mr. Gouveia and Mr. Tsao that were eligible to vest at the end of 2025, contingent upon the Company’s achievement of the following net revenue goals in 2025, with net revenue determined in accordance with GAAP.

Level*	Net Revenue	Payout Percentage
Threshold	$1.0B	50%
Target	$1.05B	100%
Maximum	$1.1B	200%

*	Straight-line interpolation is used for results in between specified percentages.
Under the terms of the applicable award agreement, Mr. Gouveia forfeited this PSU grant upon his separation before the end of 2025. Based on the Company’s net revenue attainment of $810.8 million dollars during fiscal year 2025, which did not meet the threshold level of performance required under the terms of the Financial PSUs, Mr. Tsao did not receive any payout in respect of the Financial PSUs.
Outstanding PSUs. Other outstanding PSU awards granted in 2024 and 2025 will vest, or not, at the end of 2026 or 2027, respectively, based on the Company’s relative TSR performance for the three-year performance period.
Initial CEO Equity Incentive Award. Mr. El-Haj received the Initial CEO Equity Incentive Award, a grant of time-based restricted stock units with an intended value of approximately $1,500,000, on the date of his appointment to Interim CEO. The number of RSUs granted was determined by dividing $1,500,000 by the average closing stock price for the thirty trading days immediately preceding the grant date and rounding to the nearest share increment. Subject to Mr. El-Haj’s continued employment, the Initial CEO Equity Incentive Award will vest in full upon the one-year anniversary of his start date, with accelerated vesting upon death, disability, or termination without cause, provided that Mr. El-Haj executes a release of claims. Consistent with our general RSU award form, the Initial CEO Equity Incentive Award also provides that dividends paid on shares of stock while the RSUs remain outstanding will be accrued and paid in cash if and when the underlying RSUs vest and pay out.
Promotion Equity Incentive Award. Mr. Tsao received the Promotion Equity Incentive Award, a grant of time-based restricted stock units with an intended value of approximately $160,000, on the date of his appointment to President, Advanced Electronic Solutions. The number of RSUs granted was determined by dividing $160,000 by the average closing stock price for the thirty trading days immediately preceding the grant date and rounding to the nearest share increment. The award is generally subject to the same terms and conditions, including vesting terms, as our annual RSUs.

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Timing of Equity Awards. We do not currently grant stock options or stock appreciation rights to our employees under our long-term incentive program; therefore, we do not have a policy or practice regarding grant timing for these types of awards. However, eligible employees may voluntarily enroll in our Employee Stock Purchase Plan and receive an option to purchase shares at a discount using payroll deductions accumulated during the applicable offering period. With respect to other equity awards, we do not have a formal policy regarding the timing of grants. However, we generally grant annual equity awards to our named executive officers and other eligible employees at the Compensation Committee’s regularly scheduled meeting in February of each year or shortly thereafter through unanimous written consent. Outside of our annual equity award cycle, we grant equity awards at other times throughout the year, such as to new employee hires, to employees receiving promotions, or in other relevant circumstances.
Other Compensation
We also provide our NEOs with the following additional benefits:
•
401(k) plan, employee stock purchase plan, and health and welfare benefits, including life insurance, on substantially the same terms and conditions as they are provided to most of our other employees.

•
A non-qualified funded deferred compensation plan (the Rogers Corporation Deferred Compensation Plan, as described in the “Fiscal Year 2025 Nonqualified Deferred Compensation” section below) that allows executives to defer salary and bonus and receive matching contributions on deferred amounts on a cost-effective, tax-advantaged basis.

•	Physicals as part of an annual executive physical program.
Pursuant to an Assignment Letter entered into between Mr. Tsao and the Company in September of 2023, which expired in October of 2025 upon Mr. Tsao’s return to the U.S., Mr. Tsao received certain benefits related to his temporary reassignment to China in connection with his additional role as Vice President, Asia. In 2025, these benefits consisted of an annual foreign assignment stipend of $35,000 to cover travel costs and local expenses in China, as well as a tax equalization reimbursement. Mr. Webb, who joined the Company in 2023, was eligible for a relocation benefit in connection with his relocation to Phoenix, Arizona. In December of 2024, the Compensation Committee approved a monthly payment of $10,000 to Mr. Webb during 2025 and 2026 in full satisfaction of the relocation benefit, subject to his continued employment. Mr. Webb agreed to repay those amounts if he voluntarily resigned from the Company before January 1, 2028.
How We Determine Executive Compensation
Role of Compensation & Organization Committee
The Compensation Committee is responsible for establishing the compensation of the Company’s CEO and other executive officers. To that end, at least annually, the Compensation Committee:
•	Reviews the Company’s compensation philosophy for executive officers;
•
Approves the corporate and personal goals and objectives that will determine compensation for the CEO, evaluates the CEO’s performance in relation to these goals and objectives, and fixes the CEO’s compensation for the year to come;

•	Approves the compensation structure for the Company’s executive officers, as well as the specific compensation for such officers; and
•	Reviews the company’s equity incentive compensation and other stock-based plans and recommends changes to the Board for its approval, as needed.
In line with our compensation philosophy, the Compensation Committee seeks to provide competitive base salaries, as well as short-term and long-term variable incentive opportunities that can reward our NEOs for the value they create. To achieve these goals, we:
•	Enable our NEOs to earn compensation that is competitive with compensation earned by their counterparts at peer group companies;
•	Emphasize a culture of pay for performance;
•	Use a combination of salary, cash bonuses, long-term equity incentives, and benefits; and
•	Measure performance using both pre-defined objective metrics and qualitative performance appraisals centered on our financial, strategic, and operational objectives.
When establishing executive compensation packages, the Compensation Committee considers market compensation (overall and by element), Company performance, individual performance, the CEO’s recommendations and input (except with respect to the CEO’s own compensation), and cost reasonableness.
Role of Management
When making executive compensation decisions, the Compensation Committee solicits input from management, as appropriate, with respect to individual and Company performance. The CEO provides the Compensation Committee with recommendations and evaluations regarding compensation for and performance of the other NEOs. While the CEO does not make a recommendation with respect to his own compensation, the CEO does provide the Compensation Committee with a summary of his annual performance. The Compensation Committee considers this assessment in conjunction with materials provided by the Company’s Chief Administrative Officer regarding the CEO’s performance and recommended compensation. The Compensation Committee evaluates this input, as well as the compensation data provided by its compensation consultant, as it independently makes its assessments and compensation decisions.

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Role of Compensation Consultants
The Compensation Committee is authorized to select and retain its own independent compensation consultant and, since 2017, has retained Compensia, Inc. During its engagement, Compensia has advised the Compensation Committee on evolving best pay practices and compensation disclosure and provided competitive market data on executive officer compensation. The Compensation Committee annually reviews Compensia’s independence and has determined that Compensia is independent and that its work does not raise any conflicts of interest.
Use of Peer Group Data
We believe that the Compensation Committee’s use of peer group data demonstrates our focus on maintaining a competitive market position and on efficient recruitment and retention of executives who will help drive our business performance and enhance shareholder value at a reasonable cost. The Compensation Committee generally reviews the peer group it uses to set NEO compensation annually.
Each year, the Compensation Committee reviews the prior year’s group of peer companies to ensure that all of the companies continue to be appropriate. The Committee determined the appropriateness of the peer companies, including any new additions, using the following criteria:
•	Companies in the specialty chemicals, materials, or technology hardware industries;
•
Companies of similar revenue size and market capitalization. Our selection criteria consider companies within a revenue range of 50% to 200% of our trailing twelve months’ revenue and a market capitalization range of between 33% and 300% of our then-current market capitalization; and

•	Companies headquartered in the U.S. with status as an independent publicly traded entity.
After consultation with Compensia, the Compensation Committee approved the following compensation peer group for use with respect to 2025 executive compensation decisions:

Advanced Energy Industries Inc.	Ichor Holdings, Ltd.	MACOM Technology Solutions Holdings, Inc.	Semtech Corporation
Diodes Incorporated	Ingevity Corporation	Materion Corporation	Silicon Laboratories Inc.
ESCO Technologies Inc.	Itron, Inc.	Novanta Inc.	Synaptics Inc.
FormFactor, Inc.	Knowles Corp.	Power Integrations Inc.	Ultra Clean Holdings, Inc.
Helios Technologies	Kulicke and Soffa Industries, Inc.	Quaker Houghton
For the peer group described above, in comparison to the prior year’s peer group, we removed two companies: ADTRAN Holdings and Methode Electronic, both of which were removed due to low market capitalization. We added two companies to replace the two removed, Ichor Holdings and Ultra Clean Holdings, because they were within our revenue and market capitalization selection ranges and were considered to be appropriate business fits.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. The Compensation Committee considered this compensation data when setting the Company’s 2025 NEO compensation. In particular, the Compensation Committee referred to this market data when establishing the overall compensation packages for our NEOs, each element of compensation within those packages, and target total cash compensation and target total direct compensation for each NEO. In each case, the Compensation Committee aims to set overall compensation, as well as each element of compensation, around the median of the peer group. Nevertheless, the Compensation Committee does not believe it is appropriate to establish our NEOs’ compensation levels based only on market practices. Instead, the Compensation Committee believes that compensation decisions are complex and require a deliberate review of factors, such as Company and individual performance, as well as each executive’s tenure, experience, responsibilities, and expected contribution.
Compensation Risk Assessment
The Compensation Committee believes that our compensation programs do not encourage risks that are reasonably likely to have a material adverse effect on the Company. This belief is based on the following:
•	The Compensation Committee reviews our compensation philosophy and strategy annually.
•	At-risk pay makes up a substantial portion of our executives’ target total direct compensation, and performance has a meaningful effect on payouts to our NEOs.
•	The Compensation Committee evaluates the performance of the CEO and the other NEOs each year, and that evaluation is used as the basis for future compensation decisions.
•	Equity awards for our executives generally are earned or vest over a three-year period, which the Compensation Committee believes discourages undue short-term risk-taking.
•	Equity represents a significant component of our executives’ target total direct compensation, and payouts with respect to at least 50% of our equity awards are contingent on Company performance.
•	Our stock ownership guidelines for executives promote a long-term perspective.
•	The Compensation Committee engages an independent compensation consultant.
•	We have a comprehensive compensation recovery (“clawback”) policy with respect to incentive-based compensation for executive officers.

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Compensation-Related Policies
Compensation Recovery Policy
The Company maintains a compensation recovery (“clawback”) policy that provides for the recoupment of erroneously awarded incentive-based compensation received by executive officers in the three years preceding an accounting restatement. Recoupment is on a no-fault basis, meaning that erroneously awarded incentive-based compensation must be repaid irrespective of whether a particular executive officer engaged in misconduct that led to the need for the accounting restatement.
In addition, the compensation recovery policy permits the Board, in its sole discretion, to pursue recoupment of covered compensation from an executive officer (to the extent permitted by law) if the Board determines that the executive engaged in misconduct. “Misconduct” under the policy generally means gross negligence, fraudulent behavior, intentional violation of the Company’s Code of Business Ethics, or a willful violation of an employment, confidentiality, or non-compete agreement. “Covered Compensation” under the policy generally means incentive compensation, both cash and equity. The policy was updated in August 2025 to clarify that the Board’s ability to claw back covered compensation includes both time-based and performance-based equity awards.
Stock Ownership Guidelines
In order to align our executives’ interests with those of our shareholders and to ensure that our executives own meaningful levels of Company stock throughout their tenure, the Company maintains rigorous stock ownership guidelines, which were formally adopted on December 4, 2024. Under this policy and consistent with the Company’s prior practice, the CEO is expected to own Company stock valued at three times his base salary, and the other NEOs are expected to own Company stock valued at two times their respective base salaries. Executives subject to the stock ownership guidelines are expected to attain the applicable ownership level no later than the completion of five years of service as an executive officer. The Company considers shares underling RSUs (whether or not vested), shares underlying PSUs (but only to the extent earned and vested), and shares held in trust or beneficially owned by the executive or members of the executive’s household when determining ownership. Unexercised stock options and shares underlying PSUs that are unearned and unvested are not counted when determining ownership. Compliance is checked annually as of December 31st of each year. The requisite share ownership is measured by multiplying the shares owned on that date by the average closing price of the Company’s stock for the last six months of that year. If an executive officer meets the applicable stock ownership guideline on a measurement date, the executive officer will be deemed to continue to meet that level for so long as the executive officer does not dispose of any shares of Company stock that were counted towards meeting the level. If an executive officer is not in compliance with the policy on any measurement date after the five-year transition period, the executive officer will be restricted from selling any of the shares delivered (net of tax withholdings) from vested RSUs and PSUs until the executive officer is in compliance. In addition, the Compensation Committee may in its discretion take other disciplinary actions with respect to an executive officer who is not in compliance with the policy. As of December 31, 2025, all of our NEOs were either in compliance with the stock ownership guidelines or were within the five-year transition period.
Promotion Arrangement
On July 14, 2025, Mr. Tsao was promoted to President, Advanced Electronic Solutions from his former position of Senior Vice President and General Manager, Advanced Electronic Solutions. Pursuant to the terms of his promotion letter, upon his appointment, his annual base compensation was increased to $450,000 and his target annual incentive remained the same at 55% of his base salary. In connection with his promotion, Mr. Tsao received the Promotion Equity Incentive Award, a grant of time-based restricted stock units with an intended value of approximately $160,000, on the date of his appointment to President, Advanced Electronic Solutions. At the time he received his promotion letter, the Company expected that, beginning in 2026, Mr. Tsao would be eligible for an annual long-term incentive grant with an intended value of $675,000 (representing 150% of his base salary), unless the Committee decided otherwise. Pursuant to Mr. Tsao’s promotion letter, this amount could have been changed or modified by the Committee at any time. Upon his promotion, Mr. Tsao remained eligible for the retirement, health, and other benefit programs provided to similarly situated executives of the Company, including participation in the Executive Severance Plan. As noted above, Mr. Tsao resigned from the Company, effective March 13, 2026.
Severance and Change in Control Arrangements
Our active NEOs during 2025, excluding Mr. El-Haj, participated in the Rogers Corporation Severance Plan (the “Executive Severance Plan”), which provides for severance benefits upon an involuntary termination, before and after a change in control. The Compensation Committee believes that the Executive Severance Plan encourages the retention of our executive team and mitigates potential conflicts of interest when NEOs perform their duties in connection with a potential change in control transaction. For more information on the Executive Severance Plan and other payments made to our NEOs in the event of an NEO’s termination due to death, disability, or retirement, see the “Potential Payments on Termination, Retirement, Death, or Disability” and “Potential Payments upon Qualifying Termination or Change in Control” sections below.

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Executive Compensation
The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company by our NEOs during the year ended December 31, 2025, and, to the extent required by SEC disclosure rules, December 31, 2024 and 2023.
Fiscal Year 2025 Summary Compensation Table

Name and Principal Position	Years Covered	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Ali El-Haj	2025	$558,888(5)	$350,000(6)	$1,582,485	$0	$13,210	$2,504,583
Interim President and
Chief Executive Officer

R. Colin Gouveia	2025	$492,386	$0	$5,228,612	$0	$1,694,993	$7,415,991
Former President and	2024	$782,439	$0	$5,885,777	$227,515	$29,523	$6,925,254
Chief Executive Officer	2023	$770,000	$0	$5,972,600	$163,009	$114,269	$7,019,878

Laura Russell	2025	$475,000	$0	$1,210,821	$200,000	$14,170	$1,899,991
Sr VP, Chief Financial	2024	$358,192	$0	$450,119	$56,812	$14,878	$880,001
Officer and Treasurer

Jessica A. Morton	2025	$438,600	$0	$801,656	$140,000	$16,725	$1,396,981
Sr VP, General Counsel	2024	$436,946	$0	$813,938	$58,233	$16,611	$1,325,728
and Corporate Secretary	2023	$347,308	$300,000	$914,956	$40,602	$2,609	$1,605,475

Michael R. Webb	2025	$458,882(7)	$0	$801,656	$137,000	$139,239	$1,536,777
Sr VP, Chief Administrative	2024	$450,639	$0	$800,327	$77,562	$2,737	$1,331,265
Officer	2023	$327,237	$0	$916,515	$48,416	$57,183	$1,349,350

Jeffrey Tsao	2025	$431,692	$0	$744,234	$0	$112,246	$1,288,172
President, Advanced
Electronic Solutions

Lawrence E. Schmid	2025	$258,688	$0	$812,309	$0	$511,517	$1,582,514
Former Sr VP of Global	2024	$426,785	$0	$871,104	$56,879	$16,770	$1,371,538
Operations	2023	$387,692	$0	$1,076,370	$45,017	$14,670	$1,523,750

(1)	Employees are paid on a bi-weekly schedule. Amounts in this column represent 26 pay periods in 2025.
(2)
Reflects the aggregate grant date fair value of the PSUs and RSUs granted during each listed year, as computed in accordance with Financial Accounting Standards Board – Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions on which these valuations are based are set forth in Note 12 to the audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC on February 19, 2026. The grant date fair value of the PSUs is based on the probable outcome (as of the grant date) of the performance conditions applicable to those grants. For this purpose, the probable outcome was considered to be the compensation cost over the performance period that would have resulted if the Company achieved target performance during the performance period. The grant date fair value of the RSUs reported above is based on the closing price per share of Rogers’ capital stock on the applicable grant date.

(3)	For 2025, the amounts reflect the actual cash bonus received under the AICP.
(4)
With respect to 2025, the amounts in this column reflect the total amount of All Other Compensation reported in the “All Other Compensation Table for Fiscal Year 2025” in this proxy. For Messrs. Gouveia and Schmid, the amounts in this column include certain severance payments paid under the terms of the Executive Severance Plan and shown in All Other Compensation Table for Fiscal Year 2025 below. However, in accordance with SEC guidance, they exclude the target bonus amounts equal to 2 times and 1 time target bonus, respectively, that Messrs. Gouveia and Schmid were eligible to receive pursuant to the terms of the Executive Severance Plan ($1,884,960 for Mr. Gouveia and $235,620 for Mr. Schmid), as such amounts were not payable until January 2026 and remained subject to compliance with restrictive covenants through the payment date.

(5)
This amount includes the consulting fees in the amount of $212,700 paid to Mr. El-Haj by the Company prior to his appointment as Interim CEO, as described in the “CEO Leadership Transition” section above, and the salary Mr. El-Haj earned as Interim CEO.

(6)	Reflects the value of a sign-on bonus paid to Mr. El-Haj as detailed in his offer letter discussed in the “CEO Leadership Transition” section above.
(7)	Of the amounts reported as salary for Mr. Webb, $4,767 was paid in Canadian dollars and converted to U.S. dollars using the Bloomberg average conversion rate for 2025 of .7159.

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All Other Compensation Table for Fiscal Year 2025
The following table sets forth the aggregate amounts of all other compensation earned by the NEOs or accrued by the Company for the year ended December 31, 2025, on behalf of the NEOs. Rogers does not provide any additional perquisites to its NEOs other than what is reported in the table below. The total amount reflected below is set forth in the “All Other Compensation” column of the “Fiscal Year 2025 Summary Compensation Table” above.

Name	401(k) Match	Executive Physical	Life Insurance Premiums	Foreign Assignment and Relocation Benefits	Deferred Compensation Company Match(1)	COBRA, Severance Payments and Outplacement Services	All Other Compensation Total
Ali El-Haj	$12,250	N/A	$960	$0	$0	$0	$13,210
R. Colin Gouveia	$12,250	$0	$960	$0	$22,921	$1,658,862(2)	$1,694,993
Laura Russell	$12,250	$0	$1,920	$0	$0	$0	$14,170
Jessica A. Morton	$12,250	$517	$1,920	$0	$2,038	$0	$16,725
Michael R. Webb	$12,250	$5,069	$1,920	$120,000(3)	$0	$0	$139,239
Jeffrey Tsao	$12,250	$0	$1,920	$98,076(4)	$0	$0	$112,246
Lawrence E. Schmid	$12,250	$0	$960	$0	$0	$498,307(5)	$511,517

(1)	Amounts in this column reflect the Company match to the Deferred Compensation Plan, as further described in the “Fiscal Year 2025 Nonqualified Deferred Compensation Table” below.
(2)
Of the amounts disclosed for Mr. Gouveia, $50,000 was for outplacement services, $38,062 was for COBRA payments, and $1,570,800 was cash severance representing two times base salary, each paid pursuant to the Executive Severance Plan.

(3)	This amount reflects the relocation benefit of $10,000 per month in connection with Mr. Webb’s relocation to Phoenix, Arizona, as described above under “Other Compensation.”
(4)
This amount represents tax equalization reimbursements in the amount of $68,460 and a foreign stipend in the amount of $29,616 that Mr. Tsao was entitled to receive pursuant to the terms of his foreign assignment in China as discussed above under “Other Compensation.”

(5)
Of the amounts disclosed for Mr. Schmid, $46,000 was for outplacement services, $23,907 was for COBRA payments, and $428,400 was cash severance representing one time base salary, each paid pursuant to the Executive Severance Plan.

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Grants of Plan-Based Awards Table for Fiscal Year 2025
The following table shows all plan-based awards granted to the NEOs during fiscal year 2025. The awards under the AICP are cash awards, and the RSUs and PSUs are non-cash awards (i.e., equity awards). The equity awards identified in the table below are also reported in the “Outstanding Equity Awards Table at End of Fiscal Year 2025” and the “Fiscal Year 2025 Summary Compensation Table” in this proxy.

Name	Grant Date	Estimated Future Payouts under Non- Equity Incentive Plan Awards (Expressed in Dollars)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock Awards(5)
		Threshold	Target	Maximum	Threshold(3)	Target	Maximum
Ali El-Haj		$0	$0	$0
	07/12/2025							21,598	$1,582,485
R. Colin Gouveia		$235,620	$942,480	$1,649,340
	02/12/2025							19,826	$1,728,034
	02/12/2025(6)				0	29,739	59,478		$3,500,578
Laura Russell		$89,063	$356,250	$623,438
	02/12/2025							4,591	$400,152
	02/12/2025(6)				0	6,887	13,774		$810,669
Jessica A. Morton		$60,308	$241,230	$422,153
	02/12/2025							3,913	$341,057
	02/12/2025(6)				0	3,913	7,826		$460,599
Michael R. Webb		$80,325	$321,300	$562,275
	02/12/2025							3,913	$341,057
	02/12/2025(6)				0	3,913	7,826		$460,599
Jeffrey Tsao		$59,390	$237,561	$415,731
	02/12/2025							2,870	$250,149
	02/12/2025(6)				0	2,870	5,740		$337,828
	07/14/2025							2,304	$156,257
Lawrence E. Schmid		$58,905	$235,620	$412,335
	02/12/2025							3,965	$345,589
	02/12/2025(6)				0	3,965	7,930		$466,720

(1)
The amounts in this column represent the possible payout under the AICP to the NEOs, as described in the “AICP” section above, assuming that they had stayed actively employed through the payment date. Mr. El-Haj was not eligible to participate in the AICP as explained in the “AICP” section above.

(2)	The amounts in this column represent PSUs granted under the LTIP to the NEOs.
(3)	There is no minimum threshold with respect to TSR PSUs.
(4)
The amounts in this column represent annual grants of RSUs and the Promotion Equity Incentive Award granted to Mr. Tsao. These grants are all generally subject to three-year ratable vesting on the first three anniversaries of the 28th day of the month in which the grant date falls. Also included is Mr. El-Haj’s Initial CEO Equity Incentive Award, which generally vests in full on the first anniversary of the grant date.

(5)
The amounts in this column are valued based on the aggregate grant date fair value computed in accordance with ASC 718. The Compensation Committee converts each NEO’s target long-term incentive award value into a number of target shares using the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the grant date. The share price used in 2025 for LTIP awards was based on the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the grant date: February 12, 2025, $95.83; July 12 and July 14, 2025, $69.46.

(6)	The TSR PSUs generally vest based upon the Company’s TSR performance relative to the Standard and Poor’s Small Cap 600 Information Technology Index at the end of the three-year performance period.

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Outstanding Equity Awards Table at End of Fiscal Year 2025
The following table contains information regarding outstanding equity awards held by the NEOs as of December 31, 2025. RSUs are reported in the columns titled “Numbers of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested”. PSUs are reported in the columns under the subheading “Equity Incentive Plan.”

				Equity Incentive Plan
Name	Grant Date	Number of Shares of Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Ali El-Haj	07/12/2025	21,598	$1,977,729
R. Colin Gouveia	02/19/2024			20,950	$1,918,392
Laura Russell	09/05/2023	113	$10,347
	02/13/2024	360	$32,965
	02/13/2024			540	$49,448
	12/10/2024	1,907	$174,624
	02/12/2025	4,591	$420,398
	02/12/2025			6,887	$630,643
Jessica A. Morton	03/11/2023	768	$70,326
	02/19/2024	1,993	$182,499
	02/19/2024			2,990	$273,794
	02/12/2025	3,913	$358,313
	02/12/2025			3,913	$358,313
Michael R. Webb	04/11/2023	730	$66,846
	02/19/2024	1,960	$179,477
	02/19/2024			2,940	$269,216
	02/12/2025	3,913	$358,313
	02/12/2025			3,913	$358,313
Jeffrey Tsao	02/21/2023	560	$51,279
	02/19/2024	1,006	$92,119
	02/19/2024			1,510	$138,271
	02/12/2025	2,870	$262,806
	02/12/2025			2,870	$262,806
	07/14/2025(4)	2,304	$210,977
Lawrence E. Schmid(5)	—	—	—	—	—

(1)
Represents 2023 and 2024 RSUs that generally vest in equal one-third increments on each of the first three anniversaries of the grant date and, beginning with 2025 RSUs, on the first three anniversaries of the 28th day of the month in which the grant date falls, except for Mr. El-Haj whose 2025 RSU grant (the Initial CEO Equity Incentive Award) vests in full on the first anniversary of the grant date, provided, generally, that he is still employed by the Company on the applicable vesting date(s). Accelerated vesting applies in certain circumstances as discussed under the “Potential Payments upon Qualifying Termination or Change in Control” section in this proxy.

(2)	Calculation based on the closing price of the Company’s capital stock of $91.57 per share on December 31, 2025.
(3)
Represents 2024 and 2025 TSR PSUs outstanding as of December 31, 2025. All NEOs, except Mr. El-Haj, were awarded TSR PSUs in 2024 and 2025. Mr. Gouveia’s TSR PSUs granted in 2024 remained outstanding on a prorated basis upon his separation after meeting retirement criteria, but the TSR PSUs granted to him in 2025 were forfeited in accordance with their terms on his separation date. Based on SEC rules with respect to performance trends as of the end of 2025, the disclosed amounts for PSUs reflect an estimated payout percentage of target 100% for the 2024 and 2025 TSR PSUs. TSR PSUs vest after a three-year period based on the attainment of the applicable, relative TSR goals, as described in the “LTIP” section above. Settlement of the TSR PSUs generally requires that the executive remain employed by the Company on the last day of the fiscal year in the relevant performance period; however, accelerated pro-rata vesting applies in certain circumstances as discussed under the “Potential Payments upon Qualifying Termination or Change in Control” section in this proxy.

(4)
Represents the Promotion Equity Incentive Award received by Mr. Tsao in connection with his promotion to President, Advanced Electronic Solutions in July 2025. These time-based RSUs generally vest on the same terms as the Company’s other RSU grants (see footnote 1 to this table).

(5)	Mr. Schmid forfeited all outstanding RSUs and PSUs upon his separation pursuant to the terms of his equity awards.

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Stock Vested Table for Fiscal Year 2025
The following table sets forth RSUs and PSUs for all NEOs that vested during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
Ali El-Haj	—	—
R. Colin Gouveia(1)	13,081	$1,110,184
Laura Russell	1,247	$112,430
Jessica A. Morton	1,765	$148,040
Michael R. Webb	1,710	$129,138
Jeffrey Tsao	1,233	$108,263
Lawrence E. Schmid	2,067	$189,792

(1)
3,474 shares with a value of $254,540 were vested upon Mr. Gouveia’s separation and were delivered in January 2026 because he was a “specified employee” within the meaning of Internal Revenue Code Section 409A and such payments are subject to a six-month delay.

Fiscal Year 2025 Nonqualified Deferred Compensation Table
This table provides information about the Rogers Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) maintained for the benefit of our NEOs. An NEO may only earn nonqualified deferred compensation by electing to defer receipt of compensation that would otherwise be payable to him or her in cash. The amounts shown in the column “Executive Contributions in the Last Fiscal Year” reflect deferrals of NEO compensation received in 2025, including in some cases the 2024 AICP award which was payable in 2025. If the NEOs had not chosen to defer this compensation, we would have paid these amounts to the NEOs in cash in 2025.

Name	Executive Contributions in the Last Fiscal Year(1)	Registrant Contributions in the Last Fiscal Year(2)	Aggregate Earnings in the Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
Ali El-Haj	$0	$0	$0	$0	$0
R. Colin Gouveia	$45,843	$22,921	$42,902	$0	$407,328
Laura Russell	$0	$0	$0	$0	$0
Jessica A. Morton	$4,076	$2,038	$562	$0	$6,676
Michael R. Webb	$0	$0	$0	$0	$0
Jeffrey Tsao	$0	$0	$0	$0	$0
Lawrence E. Schmid	$0	$0	$0	$0	$0

(1)
Contributions made by Mr. Gouveia during 2025 were from his 2025 salary and 2024 AICP award (paid in 2025) and are included in the 2025 “Salary” column and 2024 “Non-Equity Incentive Plan Compensation” column of the “Fiscal Year 2025 Summary Compensation Table” in this proxy. Contributions made by Ms. Morton during 2025 were from her 2024 AICP award (paid in 2025) and are included in the 2024 “Non-Equity Incentive Plan Compensation” column in the “Fiscal Year 2025 Summary Compensation Table” in this proxy.

(2)	Reflects matching credit on executive contributions (if any).
(3)	Reflects interest and investment returns on balances in the Deferred Compensation Plan in 2025.
(4)
An aggregate of $192,297 in this column represents amounts reported in the “Summary Compensation Table” in previous years for Mr. Gouveia; Ms. Morton did not participate in the Deferred Compensation Plan in previous years.

The Deferred Compensation Plan allows participants, including the NEOs, to elect to defer up to 100% of their annual bonus and 50% of their base salary. The Deferred Compensation Plan allows for the participant to make investment elections similar to the Company’s qualified 401(k) plan, which may be modified by the participant pursuant to the terms of the Deferred Compensation Plan and any limitations imposed by the committee that administers the plan. Bonus deferral elections take place annually in the month of June for any bonuses paid out in the following year and salary deferral elections take place annually in November/December for the upcoming year. The participants’ balances and any earnings thereon will be reflected on the Company’s books as general unsecured obligations of the Company. All payments under the Deferred Compensation Plan will come from the general assets of the Company. The Company has placed assets to pay plan benefits in a Rabbi Trust to protect the assets in the event of a change in control in the ownership or management of the Company. Once a change in control occurs, the assets may only be used to pay the promised benefit to participants, except in the event of the Company’s bankruptcy or insolvency. In the event of such an occurrence, Rabbi Trust assets are treated like all other corporate assets and are subject to the claims of all general creditors of the Company. Participants will be considered general creditors and will have no greater rights to their balance than other general creditors.
The Company may, in its sole discretion, make contributions to the Deferred Compensation Plan on behalf of any participant. In addition, the Company will match deferrals that participants make into the Deferred Compensation Plan, so long as the participants contribute the annual maximum allowed under the Company’s 401(k) Plan. The match is equal to the rate of the 401(k) Company match (100% of the first 1% and 50% of the next 5% of eligible compensation), and the matching contributions are immediately vested.

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When participants enroll in the Deferred Compensation Plan and make deferral elections, they also make distribution elections, which establish when and how they will receive their plan distributions. Distributions may generally be made at set times during the participant’s employment, in connection with the participant’s cessation of employment (in a lump sum or installments), upon death, disability, a change in control, or an unforeseen emergency. Distributions upon a participant’s cessation of employment may also be subject to a six-month delay if required for “specified employees” under Section 409A of the Code.
Potential Payments on Termination, Retirement, Death, or Disability
NEOs may be entitled to receive the following amounts earned during their term of employment regardless of the way their employment terminates:
•	Unpaid base salary through the date of termination
•	All vested equity awards granted under the Rogers’ equity compensation plans, except in the event of termination for cause
•	All accrued and vested benefits under the Rogers Corporation Deferred Compensation Plan
•	All other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms, or operation in favor of the NEOs
In the event an NEO retires, then, in addition to the items listed above, the retiring NEO will receive the following benefits:
•
Vesting of a pro-rata portion of time- and TSR performance-based grants, provided that the NEO is at least 60 years old and has at least five years of service at Rogers; provided, however, that beginning with grants made in 2025, this pro-rata vesting will only be applicable if retirement occurs at least one year following the grant date of the time-based awards and after the first year of the performance period for the performance-based awards

In the event of an NEO’s death or “Disability” (as defined in the applicable compensation program), then, in addition to the benefits listed above, the NEO (or the NEO’s estate) will receive the following:
•	Any unpaid award under the AICP for a completed performance year
•	Benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate
•	Vesting of a pro-rata portion of any PSUs based on the Company’s actual performance during the performance period, with shares paid out at the end of the performance period
•	Vesting of a pro-rata portion of any time-based RSUs
•	Payment of a pro-rata portion of the NEO’s target AICP award for the performance year in which the termination occurs
Potential Payments upon Qualifying Termination or Change in Control
The Executive Severance Plan provides a market-based severance program that helps us recruit and retain executives on competitive terms. In order to participate in the Executive Severance Plan, an executive must execute a participation agreement providing that severance payments and benefits provided under the Executive Severance Plan are in lieu of any other severance payments or benefits to which they would have otherwise been entitled. As of December 31, 2025, all of the active NEOs, other than Mr. El-Haj, participated in the Severance Plan.
The Executive Severance Plan will provide benefits to an NEO if that NEO (i) is involuntarily terminated by the Company for any reason other than for “Cause” or (ii) terminates their employment with the Company for “Good Reason” (each term as defined in the Executive Severance Plan and collectively referred to as a “Qualifying Termination”). The amount of the benefits paid under the Executive Severance Plan depends on whether the Qualifying Termination occurs within a certain period following a “Change in Control” (as defined in the Executive Severance Plan). Benefits under the Executive Severance Plan generally include:
•	For the CEO, a lump sum cash payment equal to the amount determined by multiplying the sum of his base salary and target annual bonus by two;
•
For the NEOs other than the CEO, a lump sum cash payment equal to the following: (A) if the Qualifying Termination occurs within the first three years of the NEO’s participation in the Executive Severance Plan and no change in control has occurred, the sum of the NEO’s annual base salary and target annual bonus for the NEO’s Severance Coverage Period (defined below), (B) if the Qualifying Termination occurs after the third anniversary of the NEO’s participation in the Executive Severance Plan and no change in control has occurred, the NEO’s annual base salary for the NEO’s Severance Coverage Period, and (C) if the Qualifying Termination occurs within one year after a change in control at any time during which the NEO is covered by the Executive Severance Plan, the sum of the NEO’s annual base salary and target annual bonus for the NEO’s Severance Coverage Period;

•
Subsidized premium payments for continuation of medical and dental insurance coverage following the Qualifying Termination for up to 18 months, depending on the circumstances of the Qualifying Termination (or cash in lieu thereof); and

•	Reasonable outplacement services (with a value generally not to exceed $50,000).
Generally, for NEOs other than our CEO, the “Severance Coverage Period” is 12 months. For all NEOs other than our CEO, there is an enhanced “Severance Coverage Period” of 18 months if the Qualifying Termination occurs during the one-year period after a change in control.
The Executive Severance Plan contains a “best-after-tax” cutback provision so that, in the event that payments to a covered executive in connection with a change in control would constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code, the payments will either be cut back or paid in full to the executive, depending on which yields the better financial result for the executive, after accounting for excise taxes that would need to be paid. Benefits under the Executive Severance Plan are also conditioned upon the NEO’s execution of a general release and separation agreement, and compliance with restrictive covenants. The Executive Severance Plan includes

35

a non-compete and a non-solicit of employees and customers, which applies to the NEO for the duration of the NEO’s Severance Coverage Period. In addition, the Executive Severance Plan includes non-disclosure, non-disparagement, and confidentiality provisions, which apply to the NEO indefinitely. If the NEO breaches any of the terms of these restrictive covenants, then by the terms of the Executive Severance Plan, the Company is relieved of its obligation to pay any further severance benefits to the NEO, and the NEO will be obligated to repay all severance benefits previously received under the plan.
Pursuant to agreements with the Company, Mr. Schmid and Ms. Morton would also have received accelerated vesting of 50% of their unvested outstanding LTIP awards if a Qualifying Termination had occurred during the first two years of their employment. These rights expired on January 30, 2025 for Mr. Schmid and March 11, 2025 for Ms. Morton, once they had each completed two years of service.
Pursuant to his Initial CEO Equity Incentive Award, Mr. El-Haj would receive 100% accelerated vesting if his employment is terminated without cause while the grant remains outstanding, subject to his execution of a release of claims.
Confidentiality and Non-Compete Agreements
The Company has entered into confidentiality and non-compete agreements with each of its NEOs. These agreements generally prohibit the NEOs from accepting employment with a competitor of the Company for two years following termination of employment. If an NEO’s employment is terminated by the Company and such NEO cannot obtain employment at a rate of compensation at least equal to the compensation the NEO was earning from the Company, the NEO may become entitled to additional payment from the Company. In the event that the NEO has obtained employment with a non-competing organization at a lower rate of compensation than his or her last regular rate of compensation with the Company, this payment will equal the difference between the executive’s current compensation and the compensation such NEO received from the Company prior to termination, reduced by any retirement or severance income. In lieu of making such payments, the Company may elect to waive its rights to enforce the non-compete agreement.
Post Termination Table
The following table was prepared as though each NEO, other than Messrs. Gouveia and Schmid, terminated employment on December 31, 2025, using the closing share price of Rogers’ common stock of $91.57 as of December 31, 2025 (the last trading day of the fiscal year). The amounts under the column labeled Termination by Rogers without Cause or by NEO for Good Reason on or after a Change in Control (“CIC”) assume that a CIC occurred within the two years before the CEO’s termination of employment and within one year before the termination of employment of the non-CEO NEOs.
Separation of Mr. Gouveia
Mr. Gouveia separated from the Company as CEO effective July 12, 2025. His separation was a termination without cause, entitling him to the following compensation and benefits under the Executive Severance Plan, contingent generally on his execution of a release and compliance with the restrictive covenants applicable to him: (i) an amount equal to two times his annual salary payable in a lump sum upon his separation, (ii) an amount equal to two times his target bonus, payable in January 2026, in compliance with Section 409A of the Code, (iii) an amount equal to the employer portion of the cost of continuation of medical and dental insurance for a period of 18 months following separation (COBRA), which was paid in a lump sum upon his separation, and (iv) outplacement services not exceeding $50,000. Because he attained normal retirement, he was also entitled to pro-rata vesting of outstanding time-based RSUs and pro-rata vesting of outstanding TSR PSUs granted in 2023 and 2024 based on actual performance results, in accordance with the terms of the applicable equity awards (Mr. Gouveia’s TSR PSUs granted in 2025 and Financial PSUs were forfeited upon his separation). Mr. Gouveia was also entitled to receive accrued compensation, such as earned and unpaid salary and any accrued and vested benefits under the Rogers Corporation Deferred Compensation Plan, and any applicable benefits that are available to salaried employees of the Company and do not discriminate in scope, terms or operation in favor of named executive officers.
Separation of Mr. Schmid
Mr. Schmid separated from the Company as SVP of Global Operations and Supply Chain effective July 14, 2025. His separation was a termination without cause, entitling him to the following compensation and benefits under the Executive Severance Plan, contingent generally on his execution of a release and compliance with the restrictive covenants applicable to him: (i) an amount equal to one time his annual salary payable in a lump sum upon his separation, (ii) an amount equal to one time his target bonus, payable in January 2026, in compliance with Section 409A of the Code, (iii) an amount equal to the employer portion of the cost of medical and dental insurance for a period of 12 months following separation (COBRA), which was paid in a lump sum upon his separation, and (iv) outplacement services not exceeding $50,000. Mr. Schmid’s outstanding RSUs and PSUs were forfeited in accordance with the terms of the applicable equity awards. Mr. Schmid was also entitled to receive accrued compensation, such as earned and unpaid salary, and any applicable benefits that are available to salaried employees of the Company and do not discriminate in scope, terms, or operation in favor of named executive officers.

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Summary of Separation Benefits	Termination by Rogers on a Termination without Cause or for Good Reason absent a CIC	Termination by Rogers without Cause or by NEO for Good Reason after a CIC	Termination Due to Death or Disability	Termination Due to Retirement(9)
Ali El-Haj
Cash Severance	$0	$0	$0	$0
Accelerated Vesting of Unvested Equity	$1,977,729	$1,977,729(5)	$1,977,729(8)	$0
Benefits Continuation	$0	$0	$0	$0
Outplacement Services	$0	$0	$0	$0
Total Pre-Tax Payment	$1,977,729	$1,977,729	$1,977,729	$0
Laura Russell
Cash Severance	$831,250(1)	$1,246,876(4)	$200,000(7)	$0
Accelerated Vesting of Unvested Equity	$0	$638,334(5)	$152,371(8)	$0
Benefits Continuation	$25,375(2)	$38,062(6)	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$906,625	$1,973,272	$352,371	$0
Jessica A. Morton
Cash Severance	$679,830(1)	$1,019,746(4)	$140,000(7)	$0
Accelerated Vesting of Unvested Equity	$0	$611,138(5)	$273,437(8)	$0
Benefits Continuation	$25,445(2)	$38,167(6)	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$755,275	$1,719,051	$413,437	$0
Michael R. Webb
Cash Severance	$780,300(1)	$1,170,450(4)	$137,000(7)	$0
Accelerated Vesting of Unvested Equity	$0	$604,637(5)	$263,445(8)	$0
Benefits Continuation	$25,143(2)	$37,715(6)	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$855,443	$1,862,802	$400,445	$0
Jeffrey Tsao
Cash Severance	$697,500(1)	$1,046,250(4)	$101,000(7)	$0
Accelerated Vesting of Unvested Equity	$0	$617,182(5)	$210,377(8)	$0
Benefits Continuation	$25,375(2)	$38,062(6)	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$772,875	$1,751,494	$311,377	$0

(1)
Represents cash severance pay equal to 1X the sum of the executive’s base salary plus target bonus (if the termination occurs prior to the 3-year anniversary of the NEO’s initial participation in the Executive Severance Plan).

(2)	Reflects Rogers’ cost to provide 12 months of continued medical, dental, and vision insurance.
(3)	Represents the maximum value of outplacement services Rogers would provide.
(4)	Represents cash severance pay equal to 1.5X the sum of the executive’s base salary plus target bonus.
(5)
Time-based RSUs granted under the LTIP become fully vested upon a Qualifying Termination occurring within one year of a Change in Control. PSUs granted under the LTIP vest at target upon a Change in Control.

(6)	Reflects Rogers’ cost to provide 18 months of continued medical, dental, and vision insurance.
(7)	Reflects AICP award determined for 2025.
(8)
Represents (i) vesting of the pro-rata portion of the performance-based RSUs (based on assumed performance achievement and the number of days employed during the performance period as of December 31, 2025) and (ii) vesting of the pro-rata portion of the time-based RSUs based upon employment during the vesting period.

(9)	None of the NEOs in the above table had achieved retirement criteria by December 31, 2025.

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CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our Interim Chief Executive Officer, and the median of the annual total compensation of all employees of our Company (except our Interim CEO) for 2025 (the “CEO Pay Ratio”).
CEO Pay Ratio for 2025
We had two CEOs during 2025, Mr. Gouveia and Mr. El-Haj, our Interim CEO. SEC rules permit us to annualize the compensation of the CEO serving on the date selected to identify the median employee. Because Mr. El-Haj was serving as Interim CEO from July 12, 2025 through the end of the calendar year, we have calculated the pay ratio based on his annualized compensation.
Mr. El-Haj’s total compensation in the Summary Compensation Table for 2025 was $2,504,583. We subtracted $212,700 from this amount, as this represented consulting fees he earned in 2025 prior to assuming the Interim CEO position and was not representative of his compensation as Interim CEO. We then annualized the remaining amount to estimate the total compensation he would have received had he been in the Interim CEO position for all of 2025. This annualized amount is $4,863,589, as reflected below. Note that Mr. El-Haj’s compensation for 2025 reflects unique circumstances – his status as Interim CEO and mid-year appointment; therefore, the total annualized amount for Mr. El-Haj may not be reflective of our standard CEO compensation package.

Median Employee annual total compensation (excluding the Interim CEO)	$45,374
Interim CEO annual total compensation	$4,863,589
Ratio of Interim CEO to Median Employee compensation	107.19 to 1.0

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
In accordance with SEC rules, we are using the same median employee for the CEO Pay Ratio as was used in 2023, the first year that this median employee was selected for purposes of this disclosure. There has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact the pay ratio disclosure and require us to select a new median employee.
In 2023, we conducted an analysis to determine the median of the annual total compensation of all our full-time, part-time, seasonal, and temporary employees as of December 31, 2023, both in and outside of the United States, excluding contractors. As permitted by SEC rules, we excluded approximately 3% of our global employee population from the median employee calculation. Generally, we used actual base salary and actual bonus for the period from January 1, 2023 through December 31, 2023, annualized as applicable, as these compensation elements represented our principal broad-based compensation elements. Payments not made in U.S. dollars were converted using applicable currency exchange rates, without any cost-of-living adjustments. Using this methodology, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in Germany.
For 2025, we calculated this employee’s 2025 annual total compensation using the same methodology that we use for determining the annual total compensation of our named executive officers, as reported in the “Fiscal Year 2025 Summary Compensation Table” above, resulting in annual total compensation of $45,374.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

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Pay versus Performance
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with the SEC disclosure rules:

							Value of Initial Fixed $100
Year	Summary Compen- sation Table Total for First PEO(1)	Compen- sation Actually Paid to First PEO(2)	Summary Compen- sation Table Total for Second PEO(3)	Compen- sation Actually Paid to Second PEO(2)	Average Summary Compen- sation Table Total for non-PEO NEOs(4)	Average Compen- sation Actually Paid to non-PEO NEOs(2)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income ($M)	Revenue ($M)(7)
2025	$7,415,991	($750,647)	$2,504,583	$2,899,827	$1,540,887	$1,092,745	$105.47	$187.76	$(61.8)	$810.8
2024	$6,925,254	$1,468,988	N/A	N/A	$1,471,100	$277,176	$137.09	$159.27	$26.1	$830.1
2023	$7,019,878	$5,868,695	N/A	N/A	$1,730,960	$1,540,794	$123.87	$133.14	$56.6	$908.4
2022	$4,545,401	($8,743,936)	N/A	N/A	$1,775,842	($635,938)	$283.37	$104.08	$116.6	$971.6
2021	$5,792,438	$18,065,163	N/A	N/A	$1,404,691	$2,305,335	$161.19	$118.84	$108.1	$932.9

(1)
For fiscal year 2025, the Company’s “First PEO” is R. Colin Gouveia, who served as PEO from January 1, 2025 – July 11, 2025. For fiscal years 2021-2024, the Company had only one PEO, R. Colin Gouveia for 2023 and 2024 and Bruce C. Hoechner for 2021 and 2022 (each referred to as the “First PEO” in the applicable years for purposes of this table). Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year in the case of the “First PEO.”

(2)
To calculate compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for 2025 for our First PEO and Second PEO and for the average of the other NEOs is set forth following the footnotes to this table.

(3)
For fiscal year 2025, the Company’s “Second PEO” is Ali El-Haj, who commenced his position as the Company’s Interim Principal Executive Officer on July 12, 2025. Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for Mr. El-Haj for 2025.

(4)	The Company’s NEOs, other than the PEOs, for the applicable years are as follows:
•	2025: Laura Russell, Jessica A. Morton, Michael R. Webb, Jeffrey Tsao, and Lawrence E. Schmid
•	2024: Laura Russell, Ram Mayampurath, Lawrence E. Schmid, Jessica A. Morton, and Michael R. Webb
•	2023: Ram Mayampurath, Lawrence E. Schmid, Jessica A. Morton, and Michael R. Webb
•	2022: Ram Mayampurath, Robert C. Daigle, Jay B. Knoll, and R. Colin Gouveia
•	2021: Ram Mayampurath, R. Colin Gouveia, Jonathan J. Rountree, Peter B. Williams, and Michael M. Ludwig
Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs (other than the principal executive officers) for such years.
(5)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
(6)	The TSR Peer Group is the S&P Small Cap 600 Electronic Equipment, Instruments & Components Index.
(7)
For 2025, the Compensation & Organization Committee determined that Revenue is a core driver of the Company’s performance and shareholder value creation, as reflected by its use as a performance measure under the AICP.

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CAP Adjustments
Year	Summary Compensation Table Total ($)(a)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested during Fiscal Year ($)(g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)(h)	(Minus) Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Equals Compensation Actually Paid ($)
Ali El-Haj
2025	$2,504,583	$0	$0	($1,582,485)	$1,977,729	$0	$0	$0	$0	$2,899,827
R. Colin Gouveia
2025	$7,415,991	$0	$0	($5,228,612)	$0	($869,562)	$0	($120,524)	($1,947,940)	($750,647)
Other NEOs (Average)(j)
2025	$1,540,887	$0	$0	($874,135)	$713,304	($107,655)	$0	($25,491)	($154,166)	$1,092,745

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)
Represents the aggregate change in the actuarial present value of the applicable NEO’s accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(c)
Represents the sum of the actuarial present value of the applicable NEO’s benefit under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)
Represents the fair value as of the indicated fiscal year end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(g)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
Represents the change in fair value, measured from the prior fiscal year end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(i)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(j)	See footnote 1 above for the NEOs included in the average for each year.
Relationship Between Pay and Performance
“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on vesting or year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as shareholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement.

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Description of Relationship Between PEOs and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.
PEOs AND AVERAGE NEO COMPENSATION ACTUALLY PAID
VERSUS ROGERS CORPORATION TSR AND PEER GROUP TSR

CAP vs. TSR
$283.37
$161.19
$187.76
$159.27
$133.14
$18.1M
$118.84
$104.08
$137.09
$123.87
$5.9M
$105.47
$2.3M
$1.5M
$1.5M
$0.3M
$1.1M
$2.9M
-$0.6M
-$0.8M
-$8.7M
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Avg. Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Company TSR
Peer Group TSR

Peer group is S&P Small Cap 600 Electronic Equipment, Instruments & Components Index.
Description of Relationship Between PEOs and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the five most recently completed fiscal years.
PEOs AND AVERAGE NEO COMPENSATION ACTUALLY PAID
VERSUS ROGERS CORPORATION NET INCOME

CAP vs. Net Income
$108.1M
$116.6M
$56.6M
$26.1M
-$61.8M
$18.1M
$2.3M
-$8.7M
-$0.6M
$5.9M
$1.5M
$1.5M
$0.3M
-$0.8M
$1.1M
$2.9M
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Avg. Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Net Income (millions)

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Description of Relationship Between PEOs and Other NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our revenue during the five most recently completed fiscal years.
PEOs AND AVERAGE NEO COMPENSATION ACTUALLY PAID
VERSUS ROGERS CORPORATION REVENUE

CAP vs. Revenue
$932.9M
$971.6M
$908.4M
$830.1M
$810.8M
$18.1M
$2.3M
-$8.7M
-$0.6M
$5.9M
$1.5M
$1.5M
$0.3M
-$0.8M
$1.1M
$2.9M
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Avg. Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Revenue (millions)

Tabular List of Performance Measures
Below is a list of performance measures that, in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025.
•	Revenue
•	Gross Margin
•	Adjusted EBITDA
•	Relative TSR

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Director Compensation
Directors who are employees of Rogers receive no additional compensation for their services as directors. Accordingly, Mr. Gouveia received no compensation for his service on the Board during 2025 prior to his separation from the Company, and his compensation is therefore shown in the “Fiscal Year 2025 Summary Compensation Table” above, rather than in the “Director Compensation Table” below. Mr. El-Haj does not serve on the Board. The Compensation Committee periodically reviews the Company’s non-management director compensation program with the assistance of its compensation consultant and makes recommendations to the Board regarding the same.
The table below shows the total compensation earned by our directors during 2025. Each component of director compensation is summarized following the table.
Director Compensation Table 2025

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Larry L. Berger	$85,000	$172,003	—	$257,003
Donna M. Costello	$75,000	$172,003	—	$247,003
Megan Faust	$97,000	$172,003	—	$269,003
Armand F. Lauzon, Jr.	$106,981	$172,003	—	$278,984
Woon Keat Moh	$70,625	$226,466	—	$297,091
Jeffrey J. Owens	$90,000	$172,003	—	$262,003
Anne K. Roby	$80,000	$172,003	—	$252,003
Peter C. Wallace	$133,019	$172,003	—	$305,022

(1)
Represents annual retainer for Board and committee service, which is paid in cash. Cash fees earned by Messers. Wallace and Lauzon reflect a pro-rated Board Chair retainer for service earned by Mr. Wallace from January 1, 2025 through October 15, 2025, and for Mr. Lauzon from October 16, 2025 through December 31, 2025, in light of Mr. Lauzon’s succession to such position on October 16, 2025. While we paid Mr. Wallace the full Board Chair retainer for the last quarter of 2025, we applied the excess over the pro-rated portion he earned for partial service as Board Chair during that quarter toward the fees he earned for Board service in 2026. That amount ($24,481) is therefore not reflected in the 2025 Director Compensation Table, but will be reflected in the 2026 Director Compensation Table next year, as cash fees earned for services in 2026. Cash fees earned by Mr. Moh reflect a pro-rated committee membership retainer for commencing service on the Compensation Committee in May of 2025.

(2)
The fair value of Deferred Stock Unit Awards is the same as the compensation cost reported in Rogers’ financial statements, as computed in accordance with ASC 718. The assumptions on which these valuations are based are set forth in Note 12 to the audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC on February 19, 2026. All Deferred Stock Units awarded to directors fully vest on the one-year anniversary of the grant date and are generally subject to forfeiture should the director leave the Company prior to the vesting date with certain exceptions for qualifying departures. Mr. Moh, who joined the Board effective January 1, 2025, received a Deferred Stock Unit Award of units representing 536 shares of our capital stock on January 1, 2025, in respect of his service in 2025 before our 2025 Annual Meeting, which had a grant date fair value of $54,463. On May 5, 2025, each non-management director received a Deferred Stock Unit Award of units representing 2,760 shares of our capital stock, which had a grant date fair value of $172,003. As of December 31, 2025, each non-management director held an aggregate number of 2,760 unvested Deferred Stock Units, except Mr. Moh who had 3,296.

Annual Retainer
In 2025, non-management directors earned an annual retainer of $65,000, together with additional retainers as follows:

Position	Board/Committee Chair Retainer	Committee Member Retainer
Board Chair	$80,000	—
Audit Committee	$24,500	$10,000
Compensation & Organization Committee	$20,000	$7,500
Nominating, Governance & Sustainability Committee	$10,000	$5,000

The retainers are paid quarterly in advance and are prorated for non-management directors who serve for only a portion of the year.
Non-Employee Director Compensation Policy (the “Director Compensation Policy”)
On December 5, 2024, the Board approved a formal director compensation policy, which was effective on January 1, 2025, to memorialize the compensation program for non-management directors. The Director Compensation Policy provides cash fees consistent with the Company’s current practice, as described above. The Director Compensation Policy also provides for an annual Deferred Stock Unit (“DSU”) grant valued at $170,000 on the date of the Company’s annual meeting, and a pro-rated equity grant for directors who join the Board mid-year. The number of shares subject to each DSU grant will be determined by dividing the dollar grant value by the average closing price for the prior 30 trading day period, and rounding to the nearest whole number using the standard rounding method. Under the Director Compensation Policy and the Company’s DSU award, DSU awards are subject to a one-year vesting period, with accelerated vesting upon death, disability, removal by the Company without cause, or a change in control. DSU awards are generally settled in stock promptly after the one-year vesting period, unless the director elects to defer receipt of these shares, with accelerated settlement of the deferred shares on the director’s earlier death, disability, separation from service, or a change in control.

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Perquisites and Reimbursable Expenses
Rogers does not provide its non-management directors with any perquisites. Rogers reimburses its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members. The Board maintains a Directors’ Education and Training Allowance Policy which provides reimbursement of up to $5,000 annually for each non-management director for the reasonable costs to attend education and training programs, as well as membership fees in relevant professional organizations, in all such cases reflective of the director’s duties to the Board, the director’s background and experience, and developments relevant to corporate governance and to the Company’s operations.
Director Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines provide that a non-management director’s ownership of Company stock should be equal to at least five times the director’s base annual retainer by the fifth anniversary of the first annual meeting of shareholders after such person becomes a non-management director. When determining ownership, the Company considers shares underlying RSUs or DSUs (whether or not vested), and shares held in trust or beneficially owned by the director or members of the director’s household. Unexercised stock options and shares underlying RSUs that are subject to continued performance-vesting conditions are not counted when determining ownership. As of December 31, 2025, each of our directors was either in compliance with the applicable stock ownership guidelines or was within the five-year transition period. Management directors are subject to the stock ownership guidelines applicable to executive officers.

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Proposal 4 - Approval of the Rogers Corporation 2026 Employee Stock Purchase Plan
We are asking our shareholders to approve the Rogers Corporation 2026 Employee Stock Purchase Plan (the “ESPP”). The Board adopted the ESPP on February 12, 2026, subject to shareholder approval. The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries and affiliates with the continued opportunity to purchase shares of our common stock at a discounted purchase price.
If the ESPP is approved by the Company’s shareholders, it will replace the Rogers Corporation Employee Stock Purchase Plan, as approved by the Company’s shareholders on April 26, 2001, as amended from time to time (the “Prior Plan”) with respect to offering periods commencing on or after June 16, 2026.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ROGERS CORPORATION 2026 EMPLOYEE STOCK PURCHASE PLAN.
Overview
The ESPP includes two components. One component is geared toward U.S. participants and is structured to comply with the requirements of Section 423 of the Internal Revenue Code (the “423 Component”). The Company intends that the 423 Component of the ESPP, if approved, qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code so that employees located in the U.S. who participate in the ESPP will enjoy certain tax advantages, as described below. The other component is geared toward non-U.S. participants and is not structured to comply with the requirements of Section 423 of the Code (the “Non-423 Component”). The Non-423 Component enables the Company to tailor the benefits provided under the ESPP for participants located in jurisdictions outside of the U.S.
Description of the Employee Stock Purchase Plan
The principal provisions of the ESPP are summarized below. This summary is qualified in its entirety by reference to the ESPP document, a copy of which is attached as an appendix at the end of this proxy statement. To the extent that the description below may differ from the text of the ESPP, the text of the ESPP will control.
Administration
The ESPP will be administered by a “Committee.” The Compensation & Organization Committee will generally constitute this Committee. However, to the extent not prohibited by applicable law, the Compensation & Organization Committee may appoint one or more officers or employees to carry out some or all of its responsibilities under the ESPP. Where applicable, references to the “Committee” in the summary below will be deemed to refer to any such appointee of the Compensation & Organization Committee. Additionally, the Board may at any time exercise the rights and duties of the Committee under the ESPP, except with respect to matters which under applicable law are required to be determined in the sole discretion of the Compensation & Organization Committee or a committee of independent directors.
Subject to the express provisions of the ESPP and applicable law, the Committee’s administrative authorities include, among other things: the designation of entities and participants eligible to participate in the ESPP, the determination of contribution rates and other terms for eligible participants, the ability to appoint a broker to manage participant accounts under the ESPP, the authority to adopt rules necessary for administration of the ESPP, and the authority to interpret and construe the ESPP in its sole discretion. The Committee is explicitly authorized to make modifications to the terms of the ESPP in order to administer and implement the provisions of the Non-423 Component in non-U.S. jurisdictions to the fullest extent possible, including through the adoption of rules, procedures and sub-plans for the Non-423 Component that are outside of the scope of Section 423 of the Internal Revenue Code.
Amendment of the ESPP
The Board may amend the ESPP in its discretion at any time for any reason, except that any amendment that requires shareholder approval under applicable law must be approved by the Board and then submitted to our shareholders for approval. The Internal Revenue Code generally requires shareholder approval if an amendment to a qualified Section 423 employee stock purchase plan seeks to increase the aggregate number of shares that may be issued under the plan (other than certain permitted adjustments), change the designation of corporations whose employees may participate in the plan (unless, as provided in the ESPP, the plan provides that designations of participating corporations may be made from time to time from among a group consisting of the granting corporation and its related corporations), or change the granting corporation or the stock available for purchase under the plan.
Termination of the ESPP
Assuming the ESPP is approved by our shareholders, it will expire by its terms on February 12, 2036. However, the Board may suspend or terminate the ESPP in its discretion at any earlier time for any reason.
Participants
Generally, a U.S.-based employee of the Company or a participating subsidiary will be eligible to participate in the 423 Component, provided that the Committee may exclude any of the following U.S.-based employees from participation in the ESPP, subject to the terms of Section 423 of the Internal Revenue Code: (i) employees who have been employed for less than two years; (ii) employees whose customary employment

45

is 20 hours or less per week; (iii) employees whose customary employment is for less than five months in any calendar year; (iv) “highly compensated employees” (within the meaning of Section 414(q) of the Internal Revenue Code) with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended; or (v) citizens or residents of a foreign jurisdiction where the grant of an option under the ESPP to such employee would be prohibited under the laws of the foreign jurisdiction or the grant of an option under the ESPP to such employee in compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Internal Revenue Code, as determined by the Committee in its discretion.
Generally, unless otherwise determined by the Committee, a non-U.S.-based employee of the Company or a participating affiliate will be eligible to participate in the Non-423 Component.
Additionally, no employee may be granted an option to purchase shares under the ESPP if (i) such employee immediately after the grant would own capital stock of the Company or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, or (ii) to the extent the option would permit the employee’s rights to purchase shares under all of our employee stock purchase plans (in accordance with Section 423(b)(8) of the Internal Revenue Code) to accrue at a rate exceeding USD 25,000 of the fair market value of such stock (determined as of the option grant date) for each calendar year in which the option is outstanding.
As of March 23, 2026, the Company and its subsidiaries and affiliates employed approximately 2,907 individuals, approximately 1,088 of which were U.S.-based individuals and approximately 1,819 of which were non-U.S.-based individuals. Each such employee would be eligible to participate in the ESPP, to the extent that (i) the individual is employed by the Company, or a subsidiary or affiliate that is designated by the Committee to participate in the ESPP, and (ii) the individual meets the applicable eligibility requirements set forth by the Committee.
Shares Available for Issuance
Subject to certain adjustments, the maximum number of shares that may be issued under the ESPP will equal the sum of 200,000 shares of common stock plus any shares of common stock that remain available for issuance under the Prior Plan immediately following the offering period ending on June 15, 2026. As of December 31, 2025, 23,267 shares of common stock remained available for issuance under the Prior Plan. Shares of common stock issued under the ESPP may be newly issued shares, treasury shares, or shares acquired on the open market.
The market value of a share of common stock as of March 23, 2026 was USD 102.40.
Terms and Conditions of Options
The ESPP provides for offering periods which occur each year during (i) the six-month period starting on December 16 and ending on June 15 of the following year, and (ii) the six-month period starting on June 16 and ending on December 15 of the same year. The first offering period will commence on June 16, 2026, unless otherwise determined by the Committee. The Committee shall have the authority to change the duration, frequency, and start and end dates of offering periods, provided that no offering period may be longer than 27 months.
An eligible employee may elect to become a participant in the ESPP by submitting an enrollment form to the Company in accordance with the procedures established by the Committee. The enrollment period for offering periods commencing on (i) June 16 will begin on the preceding May 1 and conclude on May 31 of the same year and (ii) December 16 will begin on the preceding November 1 and conclude on November 30 of the same year, unless otherwise determined by the Committee. During each offering period, a participant may contribute between 1% and 15% (or such other maximum percentage as the Committee may establish prior to a particular offering) of the participant’s eligible compensation into the plan. Unless otherwise determined by the Committee before a particular offering period, “compensation” for U.S. participants in the ESPP generally includes base salary and base wages, including overtime, and cash incentives and bonuses, before deduction for any contributions made by the employee to a 401(k) plan, a nonqualified deferred compensation plan, or a cafeteria plan. The Committee has the discretion to determine the application of this definition of “compensation” to non-U.S. participants. Unless otherwise determined by the Committee, a participant’s contribution rate will generally automatically remain in effect for future offering periods, if the participant doesn’t change it.
On the first trading day of the offering period (the “offering date”), each participant will be granted an option to purchase, on the last trading day of the offering period (the “purchase date”), a number of shares determined by dividing their accumulated contributions by the applicable purchase price. On the purchase date, a participant’s option to purchase shares will be exercised automatically and the participant’s accumulated contributions will be used to purchase the maximum number of whole shares; unless otherwise determined by the Committee, no fractional shares may be purchased under the ESPP. The purchase price for each share will be 85% of the lesser of (i) the fair market value of a share on the first trading day of the applicable offering period, and (ii) the fair market value of a share on the purchase date for the applicable offering period. However, prior to an offering period, the Committee may (1) change the percentage above to more than 85% and/or (2) change the purchase price so that it means an amount equal to 85% or more of the fair market value of a share on the applicable purchase date. No participant may purchase more than 10,000 shares (subject to certain adjustments, as described below under the heading “Adjustments”) in a particular offering period (which number may be modified by the Committee prior to a particular offering).
As soon as reasonably practicable after the purchase date for an offering period, we will arrange for the delivery to each participant of the shares purchased upon exercise of the participant’s option. Unless otherwise determined by the Committee, the shares will be deposited directly into a share account established by a designated broker and maintained on the participant’s behalf, and may not be transferred out of the share account, unless otherwise determined by the Committee, until there is a disposition of the shares. The Committee may, but is not required to, impose a mandatory holding period following a purchase date during which a participant may not dispose of shares acquired under the ESPP, which period may not exceed the longer of two years from the applicable offering date or one year from the applicable purchase date. With respect to participants in the Non-423 Component, the transfer restrictions and any mandatory holding period established by the Committee need not apply on a uniform basis to each participant.

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If an offering is over-subscribed, the Committee will reduce the number of shares each participant can purchase in a pro rata manner.
If the ESPP is terminated, the Committee may elect to terminate any outstanding offering period either immediately, or after shares have been purchased on the last trading day of the offering period (which may, in the discretion of the Committee, be accelerated) and all amounts that have not been used to purchase shares will then be returned to participants.
Withdrawal and Termination of Employment
Participants may elect to withdraw from an offering and receive accumulated contributions that have not yet been used to purchase shares by submitting a revised enrollment form to the Company at least 10 days prior to the purchase date (or such other period as determined by the Committee). No contributions will be made for future offering periods unless the participant re-enrolls in the ESPP. Participants who terminate employment for any reason before the end of an offering period will be deemed to have withdrawn from the ESPP and accumulated contributions that have not yet been used to purchase shares will be returned to the participant.
Adjustments
In the event that any dividend or other distribution (whether in the form of cash, shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, or exchange of our shares or our other securities, or other change in our structure affecting our shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, our Committee will, in such manner as it deems equitable, adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP, and certain numerical limits in the ESPP.
Corporate Transactions
In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Section 424 of the Internal Revenue Code, each outstanding option will be assumed or an equivalent option substituted by the successor corporation, or a parent, or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the offering period with respect to which the option relates will be shortened by setting a new purchase date that occurs before the date of the applicable transaction.
Miscellaneous
Contributions, rights with respect to the exercise of an option, and rights to receive shares under the ESPP are generally not transferable during a participant’s lifetime. In the event of a participant’s death, the Company will deliver any accumulated contributions to the executor or administrator of the participant’s estate or, if permitted by the Committee, to a designated beneficiary.
A participant in the ESPP who is granted an option will have none of the rights or privileges of a shareholder of the Company unless and until shares are delivered to the participant upon the exercise of the option.
To the extent required by applicable law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax, social insurance contribution, or other obligations that arise in connection with the ESPP.
U.S. Federal Income Tax Consequences
The following describes the federal income tax consequences of participation in the 423 Component of the ESPP. It is only a summary and does not address all aspects of taxation that may be relevant to a particular participant, according to the participant’s personal circumstances. Participants should consult with their personal tax and legal advisors concerning the application of the principles described below to their own situations. Tax laws are subject to change.
A participant contributes to the 423 Component through payroll deductions. The participant recognizes ordinary income on the gross amount of those payroll deductions, which are subject to withholding by the employer (and the employer is entitled to a corresponding deduction). Amounts that are contributed to the 423 Component on behalf of a participant are net of any taxes withheld.
The grant of an option under the 423 Component at the commencement of an offering period does not give rise to taxable income, and the employer has no corresponding deduction.
A participant’s subsequent federal income tax liability will depend on whether the participant makes a “qualifying disposition” or “disqualifying disposition” of the shares acquired upon automatic exercise of an option under the 423 Component. A qualifying disposition will generally occur if the sale or other disposition of those shares is made after the participant has held the shares until the later of (i) the expiration of the two-year period from the offering date, or (ii) the expiration of the one-year period from the purchase date. A disqualifying disposition will generally occur if the sale or other disposition of those shares occurs before the end of the above-described holding period. Under the terms of the ESPP, a participant is required to promptly notify the Company of any disqualifying disposition.

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Qualifying Disposition
The participant will generally recognize ordinary income in the year of the qualifying disposition equal to the lesser of: (i) the excess of the fair market value of the shares at the time of the disposition over the purchase price paid for the shares, or (ii) the discount on the shares as calculated based on the fair market value of the shares on the offering date. The amount of ordinary income the participant recognizes upon such a qualifying disposition will generally be reported by the employer on a W-2 wage statement for the year of such disposition. Such ordinary income is not subject to federal income tax withholding. The participant must make arrangements to pay any tax obligations. The employer is not generally entitled to a corresponding deduction.
Any additional gain recognized upon the qualifying disposition will be long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price the participant paid for the shares, there will be no ordinary income, and any loss recognized will be a long-term capital loss.
Disqualifying Disposition
The participant will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid for the shares, regardless of the price at which the participant sells the shares. The amount of ordinary income the participant recognizes upon such a disqualifying disposition will be reported by the employer on a W-2 wage statement for the year of such disposition. Such ordinary income is not subject to federal income tax withholding. The participant must make arrangements to pay any tax obligations. The employer is generally entitled to a corresponding deduction.
Any additional gain recognized upon the disqualifying disposition will be capital gain. If the sale price is less than the fair market value of the shares on the purchase date, then the participant will have a capital loss equal to this difference. Such capital gain or loss will be long-term if the shares are held for more than one year from the applicable purchase date or short-term if the shares are held for one year or less from such date.
Tax Consequences Outside the U.S.
Tax consequences of participation in the Non-423 Component of the ESPP may vary by jurisdiction.
New Plan Benefits
The receipt and allocation of benefits under the ESPP depend on whether eligible employees elect to participate in the ESPP and the fair market value of shares on future dates. Accordingly, it is not possible to predict the receipt or allocation of such benefits at this time.
Equity Compensation Plan Information
The following table and footnotes below describe those equity compensation plans approved by security holders of Rogers Corporation as of December 31, 2025; we do not maintain any equity compensation plans that have not been approved by security holders:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Number of securities remaining available for future issuance under each equity compensation plan excluding securities referenced in column (a)
Equity Compensation Plans Approved by Security Holders
Rogers Corporation 2019 Long-Term Equity Compensation Plan	359,303(1)	457,907
Rogers Corporation Employee Stock Purchase Plan	—	23,267(2)
Total	359,303	481,174

(1)	Consists of 335,737 shares for restricted stock units (with performance-based restricted stock units counted at the “target” performance level) and 23,566 shares for deferred stock units.
(2)
Consists of 23,267 shares available in the Rogers Corporation Employee Stock Purchase Plan (“ESPP”), which includes shares subject to purchase during the offering period running from December 16, 2025 through June 15, 2026 (the “Current Offering Period”). The number of shares subject to purchase during the Current Offering Period will be determinable at the end of the offering period by dividing employees’ accumulated payroll contributions by the purchase price (85% of the lower of (i) the market price at the start of the Current Offering Period, or (ii) the market price at the close of the Current Offering Period), subject to certain caps contained in the ESPP.

If the ESPP is approved by our shareholders at our Annual Meeting, then the Company intends to register shares issuable under the ESPP on a Form S-8 Registration Statement filing with the SEC prior to the occurrence of the first purchase date.
Vote Required
The affirmative vote of the holders of a majority of the shares present at the meeting will constitute approval of the Rogers Corporation 2026 Employee Stock Purchase Plan. Abstentions will have the same effect as shares voted against the proposal.

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Security Ownership of Certain Beneficial Owners and Management
This table provides information about the beneficial ownership of Rogers’ capital stock as of the Record Date, by each person known to Rogers to own more than 5% of its outstanding capital stock as of February 25, 2026 (except as otherwise stated below), based upon filings by each such person with the SEC on Schedule 13D or Schedule 13G (including amendments) under the Exchange Act, the current members of the Board, the NEOs listed in “Named Executive Officers for Fiscal Year 2025” in this proxy statement, and by all current directors, director nominees, and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	2,715,334	15.2%
The Vanguard Group(4) 100 Vanguard Boulevard, Malvern, PA 19355	2,199,479	12.3%
Capital Research Global Investors(5) 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	1,519,040	8.5%
Norges Bank(6) Bankplassen 2, P.O. Box 1179 Sentrum, NO 0107 Oslo, Norway	1,316,450	7.4%

Current Directors and Nominees
Larry L. Berger	6,160	*
Brett A. Cope	0	*
Donna M. Costello	4,710	*
Megan Faust	5,926	*
Armand F. Lauzon, Jr.(7)	9,760	*
Woon Keat Moh	3,296	*
Jeffrey J. Owens	12,060	*
Anne K. Roby(8)	6,025	*
Eric H. Starkloff	0	*
Peter C. Wallace	6,657	*

Non-Director Named Executive Officers
Ali El-Haj	21,598	*
Laura Russell	14,602	*
R. Colin Gouveia(9)	47,508	*
Lawrence E. Schmid(10)	9,304	*
Jessica A. Morton	13,493	*
Michael R. Webb(11)	11,109	*
Jeffrey Tsao(12)	13,363	*
All directors, nominees, and executive officers (18 persons)	192,887	1.08%

*	None of our executive officers or directors owned more than 1.0% of our outstanding capital stock as of the Record Date.
(1)
Represents the total number of currently owned shares and shares acquirable within 60 days of the Record Date. The types of shares used to calculate the number of shares owned consist of unvested RSUs, unvested DSUs, and shares directly or indirectly owned by each NEO officer or Director.

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 17,835,527 shares of capital stock outstanding as of the Record Date, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of the Record Date.

(3)
Based on a Schedule 13G/A filing dated April 23, 2025, as of March 31, 2025, BlackRock, Inc., a parent holding company, reported it has sole voting power with respect to 2,680,666 of the shares listed above and sole dispositive power with respect to 2,715,334 of the shares listed above.

(4)
Based on a Schedule 13G/A filing dated February 13, 2024, as of December 29, 2023, The Vanguard Group, a registered investment adviser, reported it has sole voting power with respect to none of the shares listed above, shared voting power with respect to 26,273 of the shares listed above, sole dispositive power with respect to 2,155,598 of the shares listed above, and shared dispositive power with respect to 43,881 of the shares listed above.

(5)
Based on a Schedule 13G/A filing dated February 12, 2026, as of December 31, 2025, Capital Research Global Investors reported it has sole voting power and sole dispositive power with respect to all of the shares listed above

(6)
Based on a Schedule 13G/A filing dated July 28, 2025, as of June 30, 2025, Norges Bank reported it has sole voting power and sole dispositive power with respect to 1,301,270 of the shares listed above and shared dispositive power with respect to 15,180 of the shares listed above.

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(7)	Of these shares, 3,350 shares are held by Mr. Lauzon’s spouse.
(8)	Of these shares, 615 shares are held by a trust for which Dr. Roby serves as a co-trustee and shares voting and dispositive power with her co-trustee.
(9)	Effective July 12, 2025, Mr. Gouveia separated from the Company as our CEO. These shares are being reported as of the effective date of Mr. Gouveia’s separation.
(10)
Effective July 14, 2025, Mr. Schmid separated from the Company as our Senior Vice President of Global Operations and Supply Chain. These shares are being reported as of the effective date of Mr. Schmid’s separation.

(11)	Effective March 13, 2026, Mr. Webb separated from the Company as our Senior Vice President and Chief Administrative Officer. These shares are being reported as of the Record Date.
(12)	Effective March 13, 2026, Mr. Tsao resigned from the Company as our President, Advanced Electronics Solutions. These shares are being reported as of the Record Date.

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Related Party Transactions
Since January 1, 2025, neither Rogers nor any of its subsidiaries has been a participant in any transaction where the amount involved exceeds $120,000 and any of its executive officers, directors, more than 5% shareholders, or any immediate family member of the foregoing (with any one of these being a “Related Party”) had a material interest.
Code of Business Ethics
Rogers’ Code of Business Ethics, which sets forth standards applicable to all directors, officers, and employees of Rogers (the “Code”), prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of the Code for a director or an officer may only be granted by the Nominating, Governance & Sustainability Committee of the Board (as used in this section, the “Committee”). Any waiver of the Code that is granted to a director or an officer or amendment of the Code will be posted on Rogers’ website, located at http://www.rogerscorp.com, or otherwise publicly disclosed, as required by applicable law or NYSE rules and regulations. Waivers for other employees must be approved by certain members of senior management.
Policies and Procedures for Approving Related Party Transactions
In addition, to supplement the Code, the Board has adopted a Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve, and disclose, if necessary, any transaction, arrangement, or relationship, or series of transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) Rogers was, is, or will be a participant (even if not necessarily a party); and (iii) a Related Party has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of that company’s total annual revenues) (with such transactions being “related party transactions”).
The Committee reviews the material facts relating to all related party transactions and either approves or disapproves of the Company’s entry into the related party transaction, subject to certain exceptions. If advance Committee approval of a related party transaction is not feasible, then at the Committee’s next meeting, the related party transaction will be considered and, if the Committee determines it to be appropriate, ratified (or if not ratified, the Committee will determine if the related party transaction should be terminated). In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances, whether the related party transaction is material to the Company, the role the Related Party has played in arranging the related party transaction, and the extent of the Related Party’s interest in the related party transaction.

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Annual Meeting Information
What is the “Notice Regarding the Availability of Proxy Materials” (the “Notice”) and why did I receive it but no proxy materials by mail or email?
Unless you have requested that we provide a copy of our proxy materials (including our 2025 annual report) to you by mail or email, we are providing only the Notice to you by mail or email. The Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. This proxy statement is dated March 24, 2026, and distribution of the Notice to shareholders is scheduled to begin on or about March 24, 2026. We have adopted this procedure pursuant to rules adopted by the SEC in order to conserve natural resources and reduce our costs of printing and distributing the proxy materials, while providing a convenient method for shareholders to access the materials and vote.
What is the purpose of the Annual Meeting of Shareholders?
1.
To elect nine members of the Board of Directors for the ensuing year: Larry L. Berger, Brett A. Cope, Donna M. Costello, Megan Faust, Armand F. Lauzon, Jr., Woon Keat Moh, Jeffrey J. Owens, Anne K. Roby, and Eric H. Starkloff. (See Proposal 1 for additional information.)

2.	To ratify the appointment of PwC as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2026. (See Proposal 2 for additional information.)
3.	To vote on a non-binding advisory resolution to approve the 2025 compensation of the NEOs of Rogers Corporation. (See Proposal 3 for additional information.)
4.	To approve the Company’s 2026 Employee Stock Purchase Plan. (See Proposal 4 for additional information.)
5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

Who can vote at the Annual Meeting of Shareholders?
If you are a shareholder of record as of the close of business on the Record Date, you are entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, 17,835,527 shares of Rogers’ capital stock (also referred to as common stock), $1 par value per share, were outstanding. You are entitled to one vote for each share owned as of the close of business on the Record Date.
How do I get admitted to the Annual Meeting of Shareholders?
Attendance at the meeting will be limited to the following:
•	Shareholders that hold shares of our capital stock in their own name (as “shareholders of record”) as of the Record Date;
•	Shareholders that beneficially own shares of our capital stock through a bank, brokerage firm, dealer, or other similar organization as nominee (in “street name”) as of the Record Date;
•	The Company’s independent auditors; and
•	Director nominees and members of Company management who will facilitate the meeting.
All shareholders as of the Record Date and properly appointed proxy holders may attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) over the Internet at www.virtualshareholdermeeting.com/ROG2026. Shareholders who plan to attend virtually must have access to the control number we have provided to you to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, will be made available at https://materials.proxyvote.com/775133. Shareholders of record will be verified against an official list available electronically at the Annual Meeting. Rogers reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date (or demonstrate that the person holds a valid proxy from a shareholder as of the Record Date).
How do I vote shares held under my name?
If you are a shareholder of record, you may instruct the Company on how to vote your shares by:
•	using the Internet voting site listed on the proxy card or Notice;
•	using the toll-free telephone number listed on the proxy card; or
•	marking, signing, dating, and returning the proxy card by mail.
You may also attend the meeting virtually and vote your shares during the meeting.
How do I vote shares not held under my name?
If your shares are held in street name by a nominee, the Notice or proxy materials, as applicable, are being forwarded to you by that organization and you should follow the instructions for voting as set forth on that organization’s voting instruction card. Shares held in employees’ or former employees’ 401(k) plans may be voted in a similar manner.
Under the rules and practices of the NYSE, if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. The proposal to ratify the appointment of PwC is considered a “routine” matter, and your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal. The proposals to elect directors, to approve, on an advisory basis, the compensation of our

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NEOs, and to approve the Company’s 2026 Employee Stock Purchase Plan are “non-routine” matters. The absence of voting instructions from you to your nominee on these “non-routine” matters will result in a “broker non-vote” because the nominee does not have discretionary voting power for those proposals. “Broker non-votes” and “withhold” votes do not constitute votes properly cast favoring or opposing proposals on “non-routine” matters.
How do I vote shares that I hold through the Company’s Employee Stock Purchase Plan (“ESPP”)?
Shares owned by employees or former employees as a result of participation in the ESPP may, to the extent such shares are held in the name of the employee or former employee, be voted as set forth in “How do I vote shares held under my name?”. Shares purchased under the ESPP but held in street name by a nominee must be voted in accordance with the instructions for voting in “How do I vote shares not held under my name?”.
How many holders of the Company’s outstanding shares must be present to hold the Annual Meeting of Shareholders?
In order to conduct business at the meeting, it is necessary to have a quorum. The presence, virtually or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting constitutes a quorum with respect to that matter. “Broker non-votes” and abstentions will be considered present for the purpose of establishing a quorum.
How will my shares be voted if I complete and return my proxy card?
Whichever method you use to transmit your instructions, your shares of Rogers’ capital stock will be voted as you direct. With respect to shares held of record under your name, if you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, your shares will be voted:
•	FOR the election of the nominees for director
•	FOR the ratification of the appointment of PwC as the Company’s independent accounting firm for 2026
•	FOR the advisory vote to approve the 2025 compensation of our NEOs
•	FOR the approval of the Company’s 2026 Employee Stock Purchase Plan
•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting, if any such matters are properly raised at the meeting
With respect to shares held in street name by a nominee, if you sign and return the nominee’s voting instruction card but do not specify how to vote your shares, your nominee will have discretionary authority to vote your shares on a “routine matter,” but your shares will not be voted on any “non-routine matter,” as more particularly described in “How do I vote shares not held under my name?”.
If I execute a proxy, may I still attend the virtual Annual Meeting of Shareholders to vote or choose to change or revoke my vote?
Execution of a proxy will not in any way affect your right to attend the virtual meeting and to vote.
Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Corporate Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by attending virtually and voting at the meeting.
Who counts the votes?
Votes at the Annual Meeting of Shareholders will be tabulated by the inspector of election appointed by the Company.
Who is soliciting my vote?
This proxy solicitation is being made by the Board of Rogers. Rogers will pay the cost of soliciting proxies, including preparing, assembling, and mailing the Notice Regarding the Availability of Proxy Materials, proxy statement, proxy card, and other proxy materials, except for some costs associated with individual shareholders’ use of the Internet or telephone.
In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile, or other means, for which they will receive no additional compensation. Rogers will also request banks, brokers, and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of its capital stock held of record by such persons. Rogers will, upon request, reimburse brokers and other persons for their related reasonable expenses.
What is householding and how do I obtain a separate set of proxy materials if I share an address with other shareholders?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of the Notice Regarding the Availability of Proxy Materials and, if applicable, our printed proxy materials to shareholders of record who share the same address unless we have received contrary instructions from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, 2225 W. Chandler Blvd., Chandler, AZ 85224 or call 480-917-6000, and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder. Shareholders who share the same address, who currently receive multiple copies of the Notice Regarding the Availability of Proxy Materials, proxy statement, and annual report and who would like to request “householding” of such information should contact their broker or Rogers using the contact information above.

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Appendix A
ROGERS CORPORATION

2026 EMPLOYEE STOCK PURCHASE PLAN
1.
Purpose. The purpose of the Rogers Corporation 2026 Employee Stock Purchase Plan (the “Plan”) is to provide employees of the Company, Participating Subsidiaries and Participating Affiliates with the continued opportunity to acquire an interest in the Company through the purchase of shares of Common Stock.

If the Plan is approved by the Company’s shareholders at its 2026 annual meeting of shareholders, it will replace the Rogers Corporation Employee Stock Purchase Plan, as approved by the Company’s shareholders on April 26, 2001, as amended from time to time (the “Prior Plan”) with respect to offering periods commencing on or after June 16, 2026.
The Plan includes two components: a Section 423 of the Code component (the “423 Component”) and a non-Section 423 of the Code component (the “Non-423 Component”). The Company intends that the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the 423 Component of the Plan shall be interpreted in a manner that is consistent with that intent. In addition, the Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.
2.	Definitions.
“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
“Board” means the board of directors of the Company, as constituted from time to time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.
“Committee” means the Compensation and Organization Committee of the Board, or any successor thereto, provided that the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters that under applicable law are required to be determined in the sole discretion of the Committee or a committee of independent directors.
“Common Stock” means the common stock of the Company, par value USD 1.00 per share.
“Company” means Rogers Corporation, a Massachusetts corporation.
“Compensation” means (unless otherwise determined by the Committee prior to an Offering Period) base salary and base wages, including compensation for overtime, and cash incentives and bonuses paid to an Eligible Employee by the Company, a Participating Subsidiary or a Participating Affiliate as compensation for services to the Company, a Participating Subsidiary or a Participating Affiliate, before deduction for any contributions from such compensation made by the Eligible Employee to a tax-qualified plan under Section 401(k) of the Code, a non-qualified deferred compensation plan, or a cafeteria plan. The Committee shall have the discretion to determine the manner of application of this definition to Employees outside the U.S.
“Contributions” means the payroll deductions or, if permitted by the Committee to comply with non-U.S. requirements for the Non-423 Component, amounts contributed to the Plan via cash, check or other means, used to fund the exercise of options granted pursuant to the Plan.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
“Effective Date” means the date on which the Plan was approved by the Company’s shareholders.
“Employee” means any person who renders services to the Company, a Participating Subsidiary or a Participating Affiliate as an employee pursuant to an employment relationship with such Employer. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months (or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2)), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day

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immediately following the end of such three-month period (or such other period specified in Treasury Regulation Section 1.421-1(h)(2)). For purposes of the Non-423 Component, the Committee shall have the authority to determine the circumstances pursuant to which the employment relationship shall be treated as continuing intact while the individual is on a leave of absence.
“Eligible Employee” means, for the 423 Component, any Employee of the Company or a Participating Subsidiary; provided, however, the Committee may exclude any of the following Employees from participation in the Plan or a particular Offering, subject to the terms and conditions of Treasury Regulation Section 1.423-2(e): (i) Employees who have been employed for less than two years; (ii) Employees whose customary employment is 20 hours or less per week, (iii) Employees whose customary employment is for less than five months in any calendar year; (iv) highly compensated employees (within the meaning of Section 414(q) of the Code) with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (v) citizens or residents of a foreign jurisdiction where the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion. For the Non-423 Component, unless otherwise determined by the Committee, “Eligible Employee” means an Employee who is employed by a Participating Affiliate.
“Employer” means, with respect to an Offering Period, the entity to which an Employee renders service pursuant to an employment relationship, be it the Company, a Participating Subsidiary or a Participating Affiliate.
“Enrollment Form” means a document pursuant to which an Eligible Employee may elect to enroll in the Plan, authorize a new level of Contributions, or stop Contributions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Common Stock purchased with accumulated Contributions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any date, (i) if the shares are listed on any established stock exchange or a national market system, the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date most immediately preceding such date on which date there was a closing price) as quoted on such exchange or system on the day of determination, or (ii) in the absence of an established market for the shares, an amount determined in good faith by the Committee, with such determination conclusive and binding on all persons.
“Offering” means the grant of rights to an Eligible Employee to purchase shares of Common Stock during an Offering Period in accordance with the Plan. For purposes of the Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which different Eligible Employees of the Company or one or more Participating Subsidiaries or Participating Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.
“Offering Date” means the first Trading Day of each Offering Period, as designated by the Committee.
“Offering Period” means (x) the six month period starting on December 16 of each year and ending on June 15 of the following year, and (y) the six month period starting on June 16 of each year and ending on December 15 of the same year; provided that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of 27 months), the frequency of future Offering Periods, the start dates of future Offering Periods, and the end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Affiliates” means such Affiliates that the Committee designates in its sole discretion as eligible to participate in the Non-423 Component from time to time.
“Participating Subsidiaries” means such Subsidiaries that the Committee designates in its sole discretion as eligible to participate in the 423 Component from time to time.
“Plan” means this Rogers Corporation 2026 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as may be amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount equal to 85% of the lesser of (i) the Fair Market Value of a share of Common Stock on the Offering Date and (ii) the Fair Market Value of a share of Common Stock on the Purchase Date. Prior to an Offering Period, the Committee may (i) change the percentage stated above to more than 85% or (ii) change the Purchase Price so that it means an amount equal to 85% or more of the Fair Market Value of a share of Common Stock on the Purchase Date. Notwithstanding anything to the contrary herein, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.
“Securities Act” means the U.S. Securities Act of 1933, as amended.

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“Subsidiary” means any corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
“Trading Day” means any day on which the established stock exchange or national market system upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
“U.S.” means the United States of America.
3.	Administration.
3.1.	The Committee shall administer the Plan. All expenses of administering the Plan shall be borne by the Company or its Affiliates.
3.2.
Subject to the terms of the Plan and applicable laws, the Committee shall have the full power and authority to administer the Plan, including, without limitation, the authority to: (i) designate Participants; (ii) appoint the Designated Broker and direct the administration of the Plan by the Designated Broker in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan, including whether an Employee shall be eligible to participate in the 423 Component or the Non-423 Component, and the range of permissible percentages of Compensation an Eligible Employee may specify to be withheld or contributed and the maximum amount; (v) designate which entities shall be Participating Subsidiaries or Participating Affiliates; (vi) enforce the terms of the Plan and the rules and regulations it adopts; (vii) direct or cause the Designated Broker to direct the distribution of the shares of Common Stock purchased hereunder; (viii) furnish or cause the Designated Broker to furnish the Employer with information that the Employer may require for tax or other purposes; (ix) engage the service of counsel (who may, if appropriate, be counsel for the Company or its Affiliates) and agents whom it may deem advisable to assist it with the performance of its duties; (x) prescribe procedures to be followed by Eligible Employees in electing to participate in the Plan; (xi) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xii) maintain, or cause the Designated Broker to maintain, separate accounts in the name of each Participant to reflect the Participant’s ESPP Share Account under the Plan; (xiii) interpret and construe the Plan in its sole discretion; (xiv) correct any defect or administrative error, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (xv) make any changes or modifications necessary to administer and implement the provisions of the Non-423 Component of the Plan in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending sub-plans with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside of the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, the dates and duration of Offering Periods or other periods during which Participants may make Contributions toward the purchase of shares of Common Stock, the method of determining the Purchase Price and the discount from Fair Market Value at which shares of Common Stock may be purchased, any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan or policy, the treatment of options to purchase shares of Common Stock upon a change in control or a change in capitalization of the Company, the handling of Contributions, the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures, and handling of issuances of shares of Common Stock and stock certificates that vary with applicable local requirements. The Committee’s decisions shall be final and binding on all persons.

3.3.
To the extent not prohibited by applicable laws, the Committee, from time to time, may appoint one or more officers or employees of the Company to carry out some or all of its responsibilities under the Plan as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the appointment. For purposes of the Plan, reference to the Committee will be deemed to refer to any such appointee to the extent of their authority as a result of the appointment.

4.	Eligibility.
4.1.
Unless otherwise determined by the Committee (in a manner consistent with Section 423 of the Code for Offerings under the Section 423 Component), any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code for Offerings under the Section 423 Component.

4.2.
Notwithstanding any provision of the Plan to the contrary, (i) no Eligible Employee shall be granted an option under the Plan if immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, and (ii) in accordance with Section 423(b)(8) of the Code, no Eligible Employee shall be granted an option under the Plan to the extent such option would permit such Eligible Employee’s rights to purchase stock under the Plan and all other employee stock purchase plans of the Company and any Subsidiary to accrue at a rate which exceeds USD 25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding.

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5.	Offering Periods.
5.1.
The Plan shall be implemented by a series of Offering Periods, with the first Offering Period commencing on June 16, 2026, unless otherwise determined by the Committee. The Committee shall specify whether the Offering Period applies to the 423 Component, the Non-423 Component, or both. The Committee may establish different Offering Periods for the 423 Component and the Non-423 Component. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

5.2.
Unless otherwise specified by the Committee, each offering to Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan will separately apply to each Offering. For the 423 Component, to the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering need not be identical, provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

6.	Participation.
6.1.
Enrollment and Payroll Deductions. Unless otherwise determined by the Committee prior to any applicable Offering Period, the enrollment period for Offering Periods commencing on (i) December 16 will begin on the preceding November 1 and conclude on November 30 of the same year and (ii) June 16 will begin on the preceding May 1 and conclude on May 31 of the same year. An Eligible Employee may elect to participate in the Plan by completing an Enrollment Form and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, an Eligible Employee elects to have Contributions made in an amount equal to a whole percentage of Employee’s Compensation (no less than 1% and no greater than 15% (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins)), on each pay day occurring during an Offering Period. By submitting an Enrollment Form, an Eligible Employee authorizes making Contributions by way of payroll deductions from such Employee’s paycheck on an after-tax basis. To the extent necessary to comply with non-U.S. requirements for the Non-423 Component, the Committee may permit Eligible Employees participating in a specified Offering Period to contribute amounts to the Plan through payment by cash, check or other means on each payroll date or such other period determined by the Committee. Except as otherwise provided by the Committee, Contributions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date unless sooner altered or terminated by the Participant or otherwise as provided in the Plan. The Company shall maintain records of all Contributions but shall have no obligation to pay interest on Contributions or to hold such amounts in a trust or in any segregated account unless required by applicable law. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2.	Election Changes. Unless otherwise determined by the Committee (in a manner consistent with Section 423 of the Code for the 423 Component) and subject to applicable laws:
6.2.1.
A Participant may decrease or increase such Participant’s rate of Contributions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of Contributions during the enrollment period immediately preceding the next Offering Period.

6.2.2.
A Participant may not decrease or increase such Participant’s rate of Contributions for an Offering once an Offering Period has commenced. Notwithstanding the foregoing, a Participant may withdraw from an Offering once the Offering Period has commenced, pursuant to Section 10 herein.

6.3.
Automatic Re-Enrollment. Unless otherwise provided by the Committee, the Contribution rate selected by a Participant in an Enrollment Form shall remain in effect for subsequent Offering Periods, unless the Participant (i) submits a new Enrollment Form authorizing a new level of Contributions in accordance with Section 6.2, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

7.
Grant of Option. On each Offering Date, each Participant in the applicable Offering shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated Contributions during the Offering Period by the applicable Purchase Price; provided that in no event shall any Participant purchase more than 10,000 shares of Common Stock in a particular Offering (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13), unless such number is modified by the Committee and communicated in a manner consistent with Treasury Regulation Section 1.423-2 prior to the commencement of a particular Offering.

8.
Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated Contributions will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased, unless otherwise determined by the Committee. Any accumulated Contributions remaining in the Participant’s notional account as a result of the fact that fractional shares may not be purchased will be carried forward and applied toward the purchase of whole shares of Common Stock for the next following Offering Period. No other accumulated Contributions remaining in the Participant’s notional account will be carried forward to a subsequent Offering Period unless otherwise determined by the Committee (for the 423 Component, in a manner consistent with Treasury Regulation Section 1.423-2(f)(5)).

9.
Delivery of Shares; Transfer Restriction; Shareholder Rights. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of the Participant’s option.

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Unless otherwise determined by the Committee, shares of Common Stock are required to be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and retained in (and not transferred out of) the ESPP Share Account with such Designated Broker (i) indefinitely (or for such shorter period as determined by the Committee) or (ii) subject to Section 19.6, until an earlier disposition of the shares of Common Stock. With respect to Participants in the Non-423 Component, the transfer restriction need not apply on a uniform basis to each Participant. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.
10.	Withdrawal.
10.1.
Withdrawal Procedure. A Participant may withdraw from an Offering by submitting a revised Enrollment Form, indicating such Participant’s election to withdraw at least 10 days before the Purchase Date, or such other period determined by the Committee. The accumulated Contributions held on behalf of a Participant in such Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating such Participant’s election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no Contributions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1.

10.2.
Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon such Participant’s eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.
Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the Contributions in the Participant’s notional account that have not been used to purchase shares of Common Stock shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated.

12.	Interest. No interest shall accrue on or be payable with respect to the Contributions of a Participant in the Plan, unless required by applicable law.
13.	Shares Reserved for Plan.
13.1.
Prior Plan Shares. Any shares of Common Stock that remain available for issuance under the Prior Plan immediately following the offering period ending on June 15, 2026 (the “Prior Plan Shares”), shall be added to the shares of Common Stock available for issuance under the Plan.

13.2.
Share Pool. Subject to adjustment under Section 18.1 herein, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is the sum of (x) 200,000 shares of Common Stock and (y) the Prior Plan Shares. Shares of Common Stock issued under the Plan may be newly issued shares, treasury shares or shares acquired on the open market.

13.3.
Over-Subscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.
Transferability. No Contributions credited to a Participant or any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, other than by will, the laws of descent and distribution, or as provided in Section 17. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15.
Application of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such Contributions unless required by applicable law.

16.
Statements. Upon request, a Participant will be provided with a statement that shall set forth the Contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any Contribution amounts remaining in the Participant’s notional account. Statements may be delivered electronically in the discretion of the Committee.

17.
Delivery upon Death. In the event of the death of a Participant, the Company will deliver any cash Contributions collected and credited to the Participant’s notional account prior to the Purchase Date of an Offering Period to the executor or administrator of the estate of the Participant. Alternatively, the Committee may, but is not required to, permit Participants to designate beneficiaries to receive such cash Contributions under the Plan in the event of a Participant’s death in such manner as determined by the Committee, subject to applicable law.

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18.	Adjustments; Dissolution or Liquidation; Corporate Transactions.
18.1.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2.
Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date that occurs before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3.
Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date that occurs before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19.	General Provisions.
19.1.
Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the 423 Component shall have the same rights and privileges.

19.2.	No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
19.3.
Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account.

19.4.	Successors. The Plan shall be binding on the Company and its successors.
19.5.
Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the issuance and exercise of such option, and the issuance and delivery of the shares of Common Stock pursuant thereto, shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, the laws of any non-U.S. jurisdiction where an option to purchase shares of Common Stock is, or will be, granted under the Plan, and the requirements of any stock exchange or national market system upon which the shares may then be listed.

19.6.
Disqualifying Dispositions; Mandatory Holding Period. Each Participant in the 423 Component shall give the Company prompt written notice of any disposition of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, if such disposition is made within two years after the Offering Date or within one year after the Purchase Date. The Committee may determine to impose a mandatory holding period during which Participants in the 423 Component and Non-423 Component may not dispose of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, provided that such mandatory holding period will not exceed the longer of: (a) the two-year period after the applicable Offering Date, or (b) the one-year period after the applicable Purchase Date. With respect to Participants in the Non-423 Component, a mandatory holding period (if any) need not apply on a uniform basis to each Participant.

19.7.	Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
19.8.
Term of Plan. The Plan was adopted by the Board on February 12, 2026, and shall become effective upon the Effective Date. The Plan shall terminate automatically on February 12, 2036, provided that it may be terminated by the Board on any earlier date as provided in Section 19.9.

19.9.
Amendment or Termination. The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. Notwithstanding the foregoing, any amendment to the Plan that requires shareholder approval under applicable law must be approved by the Board, and then submitted to the Company’s shareholders for approval. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) and all amounts that have not been used to purchase shares of Common Stock will then be returned to Participants.

19.10.
Applicable Law. The laws of the Commonwealth of Massachusetts shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

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19.11.
Section 423 of the Code. The 423 Component is intended to qualify as an employee stock purchase plan under Section 423 of the Code and will be interpreted accordingly; provided that the Company does not guarantee any particular tax treatment with respect to an option granted under the Plan.

19.12.
Withholding. To the extent required by applicable U.S. federal, state, local or non-U.S. law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax, social insurance contribution or other obligations that arise in connection with the Plan. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or Employer to meet applicable withholding obligations. In addition, the Company may (i) withhold from the proceeds of the sale of shares of Common Stock, (ii) withhold a sufficient whole number of shares of Common Stock (or fractional shares of Common Stock, if permitted by the Committee) otherwise issuable upon purchase having an aggregate fair market value sufficient to satisfy applicable withholding obligations. The Company or Employer also may withhold by any other means set forth in the applicable Enrollment Form.

19.13.
Notice. Any written notices provided for in the Plan shall be deemed sufficiently given if either hand delivered or if sent by electronic transmission or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s last known physical or email address indicated by the Company’s records, or if to the Company, to the Company’s Chief Administrative Officer at the Company’s headquarters.

19.14.
Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15.	Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

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ROGERS CORPORATION
2225 W. CHANDLER BLVD.
CHANDLER, AZ 85224

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 5, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 3, 2026 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ROG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 5, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 3, 2026 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83861-P46031 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROGERS CORPORATION

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. To elect nine directors to serve until the next Annual Meeting	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Larry L. Berger
02) Brett A. Cope
03) Donna M. Costello
04) Megan Faust
05) Armand F. Lauzon, Jr.
06) Woon Keat Moh
07) Jeffrey J. Owens
08) Anne K. Roby
09) Eric H. Starkloff

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning the proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

Please detach and mail in the envelope provided only if you are not voting via telephone or Internet.

V83862-P46031

ROGERS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JESSICA A. MORTON, LAURA RUSSELL, and SASHA GLASSMAN and, each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 6, 2026 at 11:30 a.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/ROG2026, and any adjournment or postponement thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side